AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                  By and Among

                           QUICKSILVER RESOURCES INC.

                                       and

                              MSR EXPLORATION LTD.




                          Dated as of September 1, 1998

                                TABLE OF CONTENTS


ARTICLE I - THE MERGER............................................................................................2
                  Section 1.01.             The Merger............................................................2
                  Section 1.02.             The Closing...........................................................2
                  Section 1.03.             Effective Time........................................................2
                  Section 1.04.             Effect of the Merger..................................................2
                  Section 1.05.             Certificate of Incorporation..........................................2
                  Section 1.06.             Bylaws................................................................2
                  Section 1.07.             Directors and Officers................................................3
                  Section 1.08.             Tax Consequences......................................................3

ARTICLE II -  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..................................................3
                  Section 2.01.             Merger Consideration: Conversion and Cancellation
                                            of Securities.........................................................3
                  Section 2.02.             Exchange Agency; Surrender of Certificates............................4
                  Section 2.03.             Stock Transfer Books..................................................6
                  Section 2.04.             Dissenters' Rights....................................................7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8
                  Section 3.01.             Organization and Qualification: Subsidiaries..........................8
                  Section 3.02.             Certificate of Incorporation and Bylaws...............................8
                  Section 3.03.             Capitalization........................................................8
                  Section 3.04.             Authority............................................................10
                  Section 3.05.             No Conflict: Required Filings and Consents...........................10
                  Section 3.06.             Permits; Compliance..................................................11
                  Section 3.07.             Reports; Financial Statements; Undisclosed Liabilities...............12
                  Section 3.08.             Absence of Certain Changes or Events.................................13
                  Section 3.09.             Absence of Litigation................................................13
                  Section 3.10.             Employee Benefit Plans; Labor Matters................................14
                  Section 3.11.             Taxes................................................................16
                  Section 3.12.             Affiliates.  ........................................................17
                  Section 3.13.             Environmental Matters................................................17
                  Section 3.14.             Properties. .........................................................18
                  Section 3.15.             Real Property. ......................................................23
                  Section 3.16.             Insider Interests; Transactions with Management......................23
                  Section 3.17.             Contracts and Agreements.............................................24
                  Section 3.18.             Vote Required........................................................24
                  Section 3.19.             Brokers..............................................................24
                  Section 3.20.             Opinion of Financial Advisor.........................................24
                  Section 3.21.             Special Committee Recommendations.  .................................24
                  Section 3.22.             Disclosure...........................................................25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF QRI...............................................................25
                  Section 4.01.             Organization and Qualification.  ....................................25


                                        i




                  Section 4.02.             Certificate of Incorporation and Bylaws; Formation Documents.........25
                  Section 4.03.             Capitalization.......................................................25
                  Section 4.04.             Authority............................................................26
                  Section 4.05.             No Conflict; Required Filings and Consents...........................27
                  Section 4.06.             Permits; Compliance..................................................27
                  Section 4.07.             Reports; Financial Statements........................................28
                  Section 4.08.             Absence of Certain Changes or Events.................................28
                  Section 4.09.             Absence of Litigation................................................28
                  Section 4.10.             Employee Benefit Plans; Labor Matters................................29
                  Section 4.11.             Taxes................................................................31
                  Section 4.12.             Environmental Matters................................................32
                  Section 4.13.             Properties.  ........................................................33
                  Section 4.14.             Insider Interests; Transactions with Management......................37
                  Section 4.15.             Vote Required........................................................38
                  Section 4.16.             Brokers..............................................................38
                  Section 4.17.             Board Recommendations................................................38
                  Section 4.18.              Disclosure..........................................................38

ARTICLE V - COVENANTS............................................................................................38
                  Section 5.01.             Affirmative Covenants of the Company.................................38
                  Section 5.02.             Affirmative Covenants of QRI.........................................40
                  Section 5.03.             Negative Covenants of the Company.  .................................42
                  Section 5.04.             Negative Covenants of QRI............................................45
                  Section 5.05.             Access and Information...............................................46

ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................47
                  Section 6.01.             Presentation to Stockholders.........................................47
                  Section 6.02.             Registration Statement; Proxy Statement/Prospectus...................47
                  Section 6.03.             Appropriate Action: Consents; Filings................................49
                  Section 6.04.             Affiliates; Tax Treatment............................................50
                  Section 6.05.             Public Announcements.................................................51
                  Section 6.06.             AMEX Listing.........................................................51
                  Section 6.07.             State Takeover Statutes..............................................51
                  Section 6.08.             Board Seat...........................................................51
                  Section 6.09.             Options..............................................................51
                  Section 6.10.             Common Stock Warrants................................................52
                  Section 6.11.             Indemnification......................................................52
                  Section 6.12.             Employment Contracts.  ..............................................55
                  Section 6.13.             Comfort Letters......................................................55
                  Section 6.14.             Sales Under Rule 145 if Applicable...................................55

ARTICLE VII - CLOSING CONDITIONS.................................................................................56
                  Section 7.02.             Additional Conditions to Obligations of QRI..........................57
                  Section 7.03.             Additional Conditions to Obligations of the Company..................58




                                       ii




ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................60
                  Section 8.01.             Termination..........................................................60
                  Section 8.02.             Effect of Termination; Remedies.  ...................................61
                  Section 8.03.             Amendment............................................................61
                  Section 8.04.             Waiver.  ............................................................61
                  Section 8.05.             Fees, Expenses and Other Payments....................................62

ARTICLE IX - GENERAL PROVISIONS..................................................................................63
                  Section 9.01.             Effectiveness of Representations, Warranties and Agreements..........63
                  Section 9.02.             Notices..............................................................63
                  Section 9.03.             Certain Definitions..................................................64
                  Section 9.04.             Headings.............................................................66
                  Section 9.05.             Severability.........................................................66
                  Section 9.06.             Entire Agreement.....................................................66
                  Section 9.07.             Assignment...........................................................66
                  Section 9.08.             Parties in Interest..................................................66
                  Section 9.09.             Failure or Indulgence Not Waiver; Remedies Cumulative................66
                  Section 9.10.             Governing Law........................................................67
                  Section 9.11.             Counterparts.........................................................67
                  Section 9.12.             Specific Performance.................................................67
                  Section 9.14.             Limitation on Liability..............................................68
                  Section 9.15.             Dispute Resolution...................................................68





                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September __, 1998 (this "Agreement"), is by and between QUICKSILVER RESOURCES INC., a Delaware corporation ("QRI"), and MSR EXPLORATION LTD., a Delaware corporation (the "Company").

         WHEREAS, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), will merge with and into QRI (the "Merger");

         WHEREAS, the Special Committee (as herein defined) of the Board of Directors of the Company, and the Board of Directors of the Company (with the members of the Darden family abstaining), have determined that the Merger is advisable and is fair to, and in the best interests of, the Company and its stockholders, have approved and adopted this Agreement and the transactions contemplated hereby, and have recommended approval and adoption of this Agreement by the stockholders of the Company;

         WHEREAS, the Board of Directors of QRI has determined that the Merger is advisable and is fair to, and in the best interests of, QRI and its stockholders, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended approval and adoption of this Agreement by the stockholders of QRI;

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(A) of the United States Internal Revenue Code of 1986, as amended (the "Code") and it is also intended that the Merger will be accounted for as a purchase;

         WHEREAS, QRI consummated a series of transactions (the "Formation Transaction") whereby (i) Quicksilver Energy, L.C., a Michigan limited liability company ("QELC"), Mercury Exploration Company, a Texas corporation ("Mercury"), and certain affiliates and employees of Mercury (the "Mercury Affiliates") contributed certain assets or interests therein to QRI in exchange for shares of common stock, par value $.01 per share of QRI ("QRI Common Stock"), (ii) Michigan Gas Partners, Limited Partnership, a Texas limited partnership ("MGP"), merged with and into QRI, with the sole limited partner of MGP, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), receiving shares of QRI Common Stock in the merger, and (iii) certain indebtedness of QELC to Trust Company of the West, a California trust company ("TCW"), was repaid by the issuance of shares of QRI Common Stock to TCW (QELC, Mercury, the Mercury Affiliates, JEDI and TCW are referred to herein as the "Contributing Entities") (any agreement, document or instrument entered into in connection with the Formation Transactions are collectively referred to herein as the "Formation Documents" and individually as a "Formation Document").

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER


         Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.03 of this Agreement), the Company shall be merged with and into QRI. As a result of the Merger, the separate corporate existence of the Company shall cease and QRI shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         Section 1.02. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas, at 9:00 am., local time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance herewith (other than conditions with respect to actions the respective parties hereto will take at the Closing), or (b) at such other time, date or place as QRI and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         Section 1.03. Effective Time. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the completion of such filing or such later date and time as may be specified in the Certificate of Merger as the effective time of the Merger being the "Effective Time").

         Section 1.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of QRI and the Company shall vest in the Surviving Corporation, and all debts, obligations, liabilities and duties of each of QRI and the Company shall become the debts, obligations, liabilities and duties of the Surviving Corporation.

         Section 1.05. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation, which shall be in the form of Exhibit "A" hereto, shall be the Certificate of Incorporation of QRI as in effect immediately prior to the Effective Time and shall continue to be its Certificate of Incorporation until amended as provided therein and under the DGCL. Prior to the Effective Time, QRI shall take all necessary corporate action to amend its certificate of incorporation so as to conform with the form of Certificate of Incorporation attached hereto as Exhibit "A".

         Section 1.06. Bylaws. At the Effective Time and without further action on the part of the Company or QRI, the Bylaws of the Surviving Corporation, which shall be in the form of Exhibit "B" hereto, shall be the Bylaws of QRI in effect as of the Effective Time and thereafter shall continue to be its Bylaws until amended as provided therein and under the DGCL. Prior to the Effective Time, QRI shall take all necessary corporate action to amend and restate its bylaws to conform with the form of Bylaws attached hereto as Exhibit "B".

         Section 1.07. Directors and Officers. Frank Darden, Thomas F. Darden, Glenn M. Darden, Mark Warner, Steven M. Morris, D. Randall Kent and W. Yandell Rogers III shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         Section 1.08. Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.01. Merger Consideration: Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of QRI, the Company or the holders of any of the Company's securities:

                  (a) Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and any Company Common Stock described in Section 2.01(d) of this Agreement) shall be converted into the right to receive one-tenth (0.10) of one fully paid and nonassessable share of common stock, par value $.0l per share, of QRI ("QRI Common Stock") (the "Conversion Ratio").

                  (b) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of QRI Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; provided, that however, no adjustment shall be made with regard to the 100,000 shares of QRI Common Stock currently outstanding pursuant to a stock split in connection with the Merger that results in an increase in the number of outstanding shares of QRI Common Stock to 10,310,806 shares.

                  (c) As a result of their conversion pursuant to Section 2.01(a), all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired. Each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 2.01(d) of this Agreement and any Dissenting Shares) ("Converted Common Stock") shall thereafter represent, subject to Section 2.02(d) of this Agreement, the right to receive that number of shares of QRI Common Stock determined pursuant to the Conversion Ratio and, if applicable, the right to receive cash pursuant to Section 2.02(d) of this Agreement ("Merger Consideration"). The holders of certificates previously evidencing Converted Common Stock shall cease to have any rights with respect to such Converted Common Stock except the right to receive the Merger Consideration applicable thereto and as otherwise provided herein or by law. Such certificates previously evidencing Converted Common Stock shall be exchanged for certificates evidencing whole shares of QRI Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02 of this Agreement. No fractional shares of QRI Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(d) of this Agreement.

                  (d) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (e) Each share of common stock, par value $.0l per share, of QRI issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and shall not be converted or affected by virtue of the Merger.

         Section 2.02.  Exchange Agency; Surrender of Certificates.

                  (a) Exchange Fund. At or prior to the Effective Time, QRI shall deposit, or cause to be deposited, with a bank or trust company designated by QRI (the "Exchange Agent"), for the benefit of the holders of Converted Common Stock, for exchange in accordance with this
         Article II, through the Exchange Agent (i) certificates evidencing a number of shares of QRI Common Stock equal to the product of the Conversion Ratio multiplied by the number of Converted Common Stock issued and outstanding, and (ii) cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of QRI Common Stock as provided in Section 2.02(d) of this Agreement. Additionally, subject to the provisions of subsection (e) of this Section 2.02, QRI shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject of such dividend or distribution) equal to the dividend or distribution per share of QRI Common Stock times the number of shares of QRI Common Stock evidenced by certificates theretofore representing Converted Common Stock that have not theretofore been surrendered for exchange in accordance with this Section 2.02. The certificates and cash (and property, if any) deposited with the Exchange Agent in accordance with this Section 2.02(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver QRI Common Stock (and any dividends or distribution related thereto) and/or cash, as described above, in exchange for surrendered certificates pursuant to the terms of this Agreement out of the Exchange Fund.

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, QRI shall cause the Exchange Agent to send to each record holder of Company Common Stock at the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Company Common Stock (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and contain such other provisions as QRI and the Company shall reasonably determine), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of QRI Common Stock, and any cash in lieu of fractional shares, into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, a certificate representing that number of whole shares of QRI Common Stock that such holder has the right to receive pursuant to the provisions of this
         Article II and cash in the amount such holder has the right to receive pursuant to such provisions, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of QRI Common Stock may be issued to the transferee if the Certificate evidencing the Company Common Stock shall be surrendered to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered for exchange in accordance with the provisions of Section 2.02 of this Agreement, each Certificate theretofore representing Converted Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the applicable Merger Consideration as set forth in this Agreement. If any holder of Converted Common Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to QRI. No interest shall be paid on any Merger Consideration payable to former holders of Converted Common Stock.

                  (c)  Distributions  with  Respect  to  QRI  Common  Stock.  No dividends or other  distributions  declared or made after the Effective
         Time with  respect  to QRI Common  Stock  with a record  date after the
         Effective Time shall be paid to the holder of any unsurrendered Certificate previously representing shares of Company Common Stock with respect to any shares of QRI Common Stock evidenced thereby, and no Merger Consideration shall be paid to any such holders until the holder of such Certificate shall surrender such Certificate theretofore representing shares of Company Common Stock. Subject to applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of QRI Common Stock issued in exchange therefor, without interest, (i) promptly following the surrender of such Certificate and in addition to the amount of any cash payable with respect to a fractional share of QRI Common Stock to which such holder is entitled pursuant to Section 2.02(d) of this Agreement, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of QRI Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of QRI Common Stock.

                  (d) No Fractional Shares. No certificates or scrip evidencing fractional shares of QRI Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of QRI. In lieu of any such fractional shares, (i) each holder of a Certificate previously evidencing Company Common Stock, upon surrender of such Certificate for exchange pursuant to this
         Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the Closing Price multiplied by the Conversion Ratio by (B) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time). "Closing Price" means the closing sales price of the MSR Common Stock on the American Stock Exchange ("AMEX") (or such other quotation system or securities exchange on which the MSR Common Stock is then quoted or listed) as reported by the Wall Street Journal on the day preceding the Closing Date as provided in Section
         1.02 hereof.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of Converted Common Stock on the second anniversary of the Closing Date shall be delivered to QRI, upon demand, and any former holders of Converted Common Stock who have not theretofore complied with this Article II shall thereafter look only to QRI for the Merger Consideration and dividends or distributions to which they are entitled, without any interest thereon. Neither QRI nor the Company shall be liable to any former holder of Converted Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Withholding. QRI (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Common Stock such amounts as QRI (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law and QRI agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by QRI, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Common Stock in respect of which such deduction and withholding was made by QRI.

         Section 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of

1933, as amended (the "Securities Act"), shall not be exchanged until QRI has received a written agreement from such person as provided in Section 6.04.

         Section 2.04.  Dissenters' Rights.

                  (a) Notwithstanding the provision of Section 2.01 or any other provision in this Agreement to the contrary, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and qualify under and have complied with all of the provisions of Article 11, Section 3, entitled Right to Dissent, of the Certificate of Incorporation of the Company and Section 184 of the Business Corporations Act (Alberta) as in effect on July 31, 1997 (the "Appraisal Provisions") ("Dissenting Shares") shall not, by virtue of the Merger, be converted into the right to receive the Merger Consideration but such stockholder shall be entitled to receive payment of the appraised value of such shares of Company Common Stock or held by them in accordance with the provisions of the Company's Certificate of Incorporation and the Appraisal Provisions; provided, however, that if any holder of Dissenting Shares
         (i) subsequently delivers a written withdrawal of his demand for appraisal rights (with the written consent of QRI if such written withdrawal is not made after the Effective Time within the time periods required by the provisions of the Company's Certificate of Incorporation or the Appraisal Provisions), or (ii) fails to perfect dissenter's rights as provided in the Company's Certificate of Incorporation and the Appraisal Provisions, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of Dissenting Shares within the time provided in the Company's Certificate of Incorporation and the Appraisal Provisions, the Dissenting Shares held by such holder or holders (as the case may be) shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration as provided in this Agreement without any interest thereon and shall be treated for all purposes as Converted Common Stock.

                  (b) The Company shall give QRI (i) prompt notice of any written demands for appraisal, withdrawal of demands for appraisal and any other instruments served pursuant to the Company's Certificate of Incorporation and the Appraisal Provisions and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Company's Certificate of Incorporation and the Appraisal Provisions. The Company agrees that prior to the Effective
         Time, it will not, without the prior written consent of QRI, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands.

                  (c) Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of the Company's Certificate of Incorporation and the Appraisal Provisions, to payment for his or its Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares shall be canceled.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to QRI that:

         Section 3.01. Organization and Qualification: Subsidiaries. The Company is a corporation, and each of the Company's subsidiaries (as such term in defined in Section 9.03 herein) is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business, or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect; provided, however, no Company Material Adverse Effect shall be deemed to have occurred hereunder as a result of changes in oil or gas prices. Section
3.01 of the Disclosure Schedule delivered by the Company to QRI concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with (a) the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company and (b) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03 of this Agreement.

         Section 3.02. Certificate of Incorporation and Bylaws. The Company has heretofore furnished or made available to QRI complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Significant Subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents).

         Section 3.03.  Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. At the date hereof, 25,777,014 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were held by the Company in its treasury or by the Company's subsidiaries and 12,840,000 shares of Company Common Stock were reserved for issuance as follows:
         (i) 250,000 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the Company's 1997 Stock Option Plan (the "Company Option Plan"), of which options to purchase 248,570 shares were granted as of December 31, 1997; and (ii)

         12,590,000 shares were reserved for issuance upon the exercise of the warrants (the "Common Stock Warrants") listed and described in Section 3.03(a) of the Company Disclosure Schedule. Except as described in this
         Section 3.03 or in Section 3.03(a) of the Company Disclosure Schedule, no shares of capital stock of the Company are issued and outstanding or reserved for issuance for any other purpose. Each of the issued shares of capital stock of each of the Company and its subsidiaries is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, any agreement to which the Company or any of its subsidiaries is a party or is bound or applicable federal or state securities laws. Except as set forth in Section 3.03(a) of the Company Disclosure Schedule, all issued shares or other equity interests in the subsidiaries of the Company owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) No bonds, debentures, notes or other indebtedness of the Company or its subsidiaries having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding. All shares of Company Common Stock that may be issued upon exercise of stock options granted pursuant to the Company Option Plan or Common Stock Warrants will, when issued in accordance with the terms of such stock options, warrants, and the related Company Option Plan, be validly issued, fully paid and nonassessable and not subject to preemptive rights and issued in compliance with applicable federal and state securities laws.

                  (c) Except as set forth in Section 3.03(a) above or in Section 3.03(c) of the Company Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue, sell or register under federal or state securities laws any shares of capital stock, Company Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company or the capital stock of any subsidiary of the Company or (ii) other than advances to wholly owned subsidiaries in the ordinary course of business, to provide funds to, or to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Except (i) as set forth in Section 3.03(c) of the Company Disclosure Schedule or (ii) for the subsidiaries of the Company set forth in Section 3.01 of the
         Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or any other equity interests of any corporation, partnership, joint venture or other business association or entity. Except as set forth in
         Section 3.03(c) of the Company Disclosure Schedule or for any agreements, arrangements or commitments between the Company and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

                  (d) Section 3.03(d) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (i) the number of options to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (ii) the number of Common Stock Warrants outstanding and the number of shares of Company Common Stock issuable thereunder, (iii) the exercise price of each such outstanding stock option and warrant, and (iv) the number of stock options and warrants then exercisable. Complete and correct copies of the Company Option Plan, all forms of stock options issued pursuant to the Company Option Plan or otherwise, and all forms of Common Stock Warrants, including all amendments thereto, have been made available to QRI.

         Section 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as described in Section 6.01 of this Agreement). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as described in Section 6.01 of this Agreement). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by QRI, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 3.05.  No Conflict: Required Filings and Consents.

                  (a) Except as disclosed in Section 3.05(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not (i) conflict with or violate the
         Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its Significant Subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws") in effect as of the date of this Agreement or any judgment, order or decree to which the Company or any of its subsidiaries is a party or by or to which any of their respective properties are bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties are bound or subject, excluding from the foregoing clause
         (iii) any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Board of Directors of the Company has approved the Merger, this Agreement and the transactions contemplated hereby. The provisions of Section 203 of the DGCL are inapplicable to the Merger, this Agreement, and the transactions contemplated hereby. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities"), except (i) for (A) applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or blue sky laws ("Blue Sky Laws") and (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) the filing and recordation of appropriate merger documents as required by the DGCL.

         Section 3.06. Permits; Compliance. Except as disclosed in Section 3.06 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders (collectively, the "Permits") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, except where the failure to possess such Permits could not reasonably be expected to have a Company Material Adverse Effect. Section 3.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by the Company or a subsidiary of the Company. Except as set forth in Section 3.06 of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is in conflict with, in default under or in violation of (a) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties are bound or subject or (b) any of the Permits held by the Company or a subsidiary of the Company, except for any such conflicts, defaults or violations that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is in conflict with, in default under or in violation of any judgment, order or decree applicable to the Company of any of its subsidiaries or any material Permits held by the Company or a subsidiary of the Company; and (iii) neither the Company nor any of its subsidiaries has received from any Governmental Entity any notice with respect to possible conflicts with, defaults under or violations of (a) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties are bound or subject, (b) any judgment, order or decree applicable to the Company or any of its subsidiaries, or (c) any of the Permits held by the Company or a subsidiary of the Company.

         Section 3.07.  Reports; Financial Statements; Undisclosed Liabilities.

                  (a) Since March 7, 1997, except as disclosed in Section 3.07 of the Company Disclosure Schedule, the Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission ("SEC"), including, without limitation, (i) all Annual Reports on Form 10-KSB, (ii) all Quarterly Reports on Form 10-QSB, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on Form 8-K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of applicable Laws (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company has heretofore delivered to QRI (i) a consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 and (ii) a consolidated statement of income, stockholders' equity and cash flows for the period from inception, March 7, 1997 to December 31, 1997, certified by Deloitte and Touche LLP, whose report thereon is included therewith. The Company has also delivered to QRI (i) an unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1998 and (ii) unaudited consolidated statements of income, stockholders' equity and cash flows for the six month period ended June 30, 1998. Such audited and unaudited consolidated financial statements, including any such financial statements and schedules contained in the Company SEC reports (or incorporated by reference therein) (i) are in accordance with the books and records of the Company and its subsidiaries in all material respects and were prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
         (A) to the extent disclosed therein or required by changes in generally accepted accounting principles), and (B) with respect to Company SEC Reports, as may be indicated in the notes thereto, and (ii) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (except, in the case of unaudited consolidated financial statements for interim periods, for the absence of footnotes and subject to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997, including the notes thereto, neither the Company or any of its subsidiaries has any liabilities or obligations material to the Company and its subsidiaries that are not referenced on such balance sheet. Except as set forth in Section 3.07 of the Company Disclosure Schedule, since December 31, 1997, neither the Company nor any of its subsidiaries has incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business and consistent with past practice which do not have a Company Material Adverse Effect, and (ii) for professional fees and expenses incurred in connection with or as a result of the Merger.

         Section 3.08. Absence of Certain Changes or Events. Except as set forth in Section 3.08 of the Company Disclosure Schedule, since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been (a) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, whether or not covered by insurance, would constitute a Company Material Adverse Effect, (b) any change by the Company or its subsidiaries in their significant accounting policies, (c) except for dividends by a subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company, (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (i) increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (ii) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company, (e) a material reduction in the rate of production of oil, gas or other hydrocarbons from the Company Properties, viewed as a whole, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation, and changes that result from variances in markets for the oil, gas and other hydrocarbons, or (f) any other Company Material Adverse Effect.

         Section  3.09.  Absence of  Litigation.  Except as set forth in Section
3.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         Section 3.10.  Employee Benefit Plans; Labor Matters.

                  (a) With respect to each employee benefit plan, program, arrangement, contract, employment agreement, stock option, bonus, incentive or similar plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to presently or at any time within the six (6) year period prior to the date of this Agreement by the Company or any other entity that, together with the Company, would be treated as a single employer under Code Section 414 ("ERISA Affiliate"), or with respect to which the Company or any ERISA Affiliate could reasonably be expected to incur liability under ERISA (the "Company Benefit Plans"), the Company has delivered or made available to QRI a true and correct copy of (i) such Company Benefit Plan, (ii) each trust agreement, if any, relating to such Company Benefit Plan, (iii) the most recent summary plan description of each Company Benefit Plan for which a summary plan description is required, (iv) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan that is intended to be qualified under Section 401 of the Code ("Qualified
         Plans"), (v) Internal Revenue Service Forms 5500 for each Company Benefit Plan for each of the three (3) most recent plan years, and (vi) the most recent actuarial report, if any, for each Company Benefit Plan. Section 3.10 of the Company Disclosure Schedule contains a complete list of all Company Benefit Plans.

                  (b) Each of the Company Benefit Plans is in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code, and except as set forth in Section 3.10 of the Company Disclosure Schedule, no Company Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Except as set forth in Section 3.10 of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate is or has contributed to a "multiemployer plan," as defined in Section 3(37) of ERISA, and neither the Company nor any ERISA Affiliate has any past, present or future obligation or liability to contribute to any multiemployer plan. Neither the Company nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer plan with respect to which there is any outstanding liability as of the date of this Agreement. Neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Company Benefit Plan under Sections 409 or 502 of ERISA or Section 4975 of the Code or pursuant to Title IV of ERISA to which the Company or an ERISA Affiliate made, or was required to make, contributions during the five
         (5) years ending on the date of this Agreement. As of the date of this Agreement, no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring such a material liability. No proceedings have been instituted to terminate any Company Benefit Plan that is subject to Title IV of ERISA and the Pension

         Benefit Guaranty Corporation is not expected to institute any such proceedings, and no "reportable event," as such term in defined in
         Section 4043 of ERISA has occurred with respect to any Company Benefit Plan.

                  (c) Except as set forth in Section 3.10 of the Company Disclosure Schedule, the current value of the assets of each of the Company Benefit Plans that are subject to Title IV of ERISA, based upon reasonable actuarial assumptions, equals or exceeds the present value of the accrued benefits under each such Company Benefit Plan and all contributions or other amounts payable by the Company and each ERISA Affiliate as of the date of this Agreement with respect to each Plan in respect of current or prior plan years has been either paid or accrued on the latest balance sheet included in the Company's most recent SEC Report on Form 10-KSB or accrued since December 31, 1997. There are no pending, or, to the best knowledge of the Company and each ERISA Affiliate, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

                  (d) There are no collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the best knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries.

                  (e) No Company Benefit Plan provides retiree medical or other retiree welfare benefits and neither the Company nor any of its subsidiaries is contractually or otherwise obligated to provide medical or other welfare benefits upon retirement or termination of employment of employees.

                  (f) Neither the Company nor any of its ERISA Affiliates contributes to or has an obligation to contribute to, or has within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, an employee benefit plan that is or was subject to Title IV of ERISA or Section 412 of the Code.

                  (g) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Company Benefit Plan. All "fiduciaries," as defined in ERISA Section 3(21), with respect to the Company Benefit Plans have complied in all respects with the requirements of ERISA Section 404. Neither the Company nor any ERISA Affiliate has any liability to the Internal Revenue Service or the PBGC with respect to any Company Benefit Plan.

                  (h) Each Company Benefit Plan provides that it may be amended or terminated at any time except for benefits protected under Code
         Section 411(d).

                  (i) Each Qualified Plan is qualified in form and operation under Code Section 401 (a) and each trust for each Qualified Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstances exist that will or could give rise to disqualification or loss of tax-exempt status of any Qualified Plan or related trust.

         All determination letters with respect to Qualified Plans remain in effect and have not been revoked.

                  (j) The Company and each ERISA Affiliate has complied with the provisions of ERISA Section 601 et. seq. and Code Section 4980B.

                  (k) No payment that is owed or may become due to any director, officer, employee or agent of the Company or any of its subsidiaries will be non-deductible to the Company or such subsidiary or subject to tax under Code Sections 280G or 4999; nor will the Company or any of its subsidiaries be required to "gross-up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person. The consummation of the transaction contemplated under this Agreement will not accelerate or increase any liability under any Company Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

                  (l) The Company has no obligation or liability for benefits under any "employee benefit plan" as defined in Section 3(3) of ERISA owing to Mercury.

         Section 3.11. Taxes. Except as set forth in Section 3.11 of the Company Disclosure Schedule:

                  (a) (i) all returns and reports ("Tax Returns") of or with respect to any Tax (as defined in Section 9.03 of this Agreement) that are required to be filed on or before the date hereof by or with respect to the Company or any of its subsidiaries have been duly and timely filed, (ii) Taxes that have become due with respect to the period covered by each such Tax Return have been paid, (iii) all withholding Tax requirements imposed on or with respect to the Company or any of its subsidiaries have been satisfied in all material respects, and (iv) no penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There is no claim against the Company or any of its subsidiaries for any amount of Taxes, no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries, and no Tax Return of or with respect to the Company or any of its subsidiaries has been, or is being, audited by the Internal Revenue Service or any state, local or other taxing authority other than those disclosed (and to which are attached copies of all audit or similar reports) in
         Section 3.11 of the Company Disclosure Schedule.

                  (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                  (d) Except for statutory liens for current Taxes not yet due and for Taxes being contested in good faith that have been disclosed in
         Section 3.11 of the Company Disclosure

         Schedule and for which adequate provisions have been made in the financial statements referred to in Section 3.07, no liens for Taxes exist upon the assets of any of the Company or any of its subsidiaries.

                  (e) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code. Except as disclosed in
         Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under the circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code.

                  (g) The Company and its subsidiaries have not taken or agreed to take any action that would create a material risk that the Merger would not qualify as a tax free reorganization under the provisions of
         Section 368(a)(1)(A) of the Code.

                  (h) Neither the Company nor any of its subsidiaries (i) has ever been a member of an Affiliated Group (as defined in Section 1504 of the Code) other than a group the common parent of which was the Company or (ii) has any liability for the Taxes of any person (other than the Company or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision under state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         Section  3.12.  Affiliates.  Section  3.12  of the  Company  Disclosure
Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates ("Affiliates") of the Company within the meaning of that term as used in Rule 145 promulgated pursuant to the Securities Act, including, without limitation, all directors and executive officers of the Company.

         Section 3.13.  Environmental Matters.  Except for matters  disclosed in
Section 3.13 of the Company Disclosure Schedule:

                  (a) To the best knowledge of Company all of the properties, operations and activities of the Company and its subsidiaries comply with all applicable Environmental Laws (as defined in Section 9.03).

                  (b) None of the Company, its subsidiaries or their properties and operations are subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or third party under any Environmental Law.

                  (c) To the best knowledge of the Company all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                  (d) To the best knowledge of the Company, the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Authority under any Environmental Law, and neither the Company nor any of its subsidiaries has received any notice of noncompliance with any such financial responsibility requirements.

                  (e) To the best knowledge of the Company, there are no physical or environmental conditions existing on any property of the Company or any of its subsidiaries or resulting from the Company's or any of its subsidiaries' operations or activities with respect to any of the Company Properties, past or present, at any location, that would give rise to any on-site or off-site investigative, remedial, response, contribution or similar obligations under any Environmental Laws.

                  (f) To the best knowledge of the Company,  since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by the Company or any of its subsidiaries or used in connection with any of their properties or operations have to the extent required by Environmental Laws been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and, to the best knowledge of the Company and with respect to such substances and wastes, such carriers and facilities have been and are operating in compliance with such authorizations, are not subject to any material unperformed investigative, remedial, response, contribution or similar obligations under, and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority or third party in connection with, any Environmental Laws.

                  (g) There has been no exposure of any person or property to hazardous substances, solid waste or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste or any pollutant or contaminant into the environment by the Company or any of its subsidiaries in connection with their properties or operations that could reasonably be expected to have a Company Material Adverse Effect.

                  (h) The Company shall make available to QRI all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company relating to any of the current or former properties or operations of the Company or any of its subsidiaries.

         Section 3.14.     Properties.

                  (a) The oil, gas and/or mineral leases, and interests which comprise part of the properties, rights and interests listed on Section
         3.14 of the Company Disclosure Schedule (the "Company Properties"), and all other material contracts, agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Company Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "Company Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto; all contracts and agreements that are Company Basic Documents are disclosed in Section 3.14(a) of the Company Disclosure Schedule. Neither the Company nor any subsidiary is in breach or default (and no situation exists which with the passing of time or giving of notice would create such a breach or default) of its obligations under the Company Basic Documents, and no breach or default by any third party (or situation which with the passage of time or giving of notice would create such a breach or default) exists, to the extent such breach or default (whether by the Company, any subsidiary or such a third party) could materially adversely affect (after the date hereof) the ownership, operation, value or use of any Company Properties. All payments (including, without limitation, all delay rentals, royalties, excess royalties, overriding royalty interests, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under Company Basic Documents have been and are being made (timely and properly, and before the same became delinquent) by the Company or its subsidiaries in all material respects and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of a Company Property after the date hereof, have been and are being made, by such third party in all material respects.

                  (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, neither the Company nor any subsidiary has incurred any expenses, or made commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred) that would materially adversely affect the ownership or operation of the Company Properties after the date of this Agreement, other than routine expenses incurred in the normal operation of existing wells on the Company Properties. All expenses payable under the terms of the Company Basic Documents have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. Except as set forth in
         Section 3.14(b) of the Company Disclosure Schedule, no proposals are currently outstanding (whether made by the Company, any subsidiary or by any other party) to drill additional wells, or to deepen, plug back, abandon, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other material operations, other than normal operation of existing wells on the Company Properties.

                  (c) There exist no agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Company Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (A) the agreements set forth in Section 3.14(c) of the Company Disclosure Schedule, and (B) agreements or arrangements that are cancelable on 30 days notice or less without penalty or detriment. Any contracts or other arrangements under which the Company or any subsidiary is processing, gathering, transporting or otherwise marketing any material volume of oil, gas or other minerals (whether or not attributable to the Company Properties) for the account of a third party include terms that represent an arm's length, commercially reasonable trade for the Company or any subsidiary. All of the proceeds from the sale of production from the Company Properties are being properly and timely paid to the Company by the purchasers of production without suspension or indemnity other than standard division order indemnities.

                  (d)  Except as set forth in  Section  3.14(d)  of the  Company
         Disclosure Schedule, neither the Company nor any subsidiary has received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the Company Properties as a result of which the obligation does (or may) exist to deliver oil or gas produced from the Company Properties after the date of this Agreement without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash. For each Company Property listed in Section 3.14(d) of the Company Disclosure Schedule, such section reflects (A) the total amount of prepayment received as of the date hereof, (and the amount of any recoupment thereof heretofore made), and (B) whether or not a cash payment can be required in the event recoupment out of production  proves to be  inadequate.  Except  as set forth in  Section
         3.14(d) of the Company Disclosure Schedule, there is no Company Property with respect to which the Company, any subsidiary, and/or their respective predecessors in title, have collectively taken more (referred to herein as "Over-produced") or materially less (referred to herein as "Under-produced") production from such Company Property (or on the units in which such Company Property participates), or any product thereof, than the ownership of the Company or any Company subsidiary and such predecessors in such Company Property would entitle the Company or any Company subsidiary and such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such Over-produced or Under-produced position has not, as of the date hereof, been fully made up or otherwise extinguished. For each Company Property listed in Section 3.14 of the Company Disclosure Schedule, such section reflects, on a well-by-well or any other basis as may be dictated by any applicable balancing agreement, (A) whether the Company or any subsidiary is in an Over-produced or Under-produced position,
         (B) the amount of such over-production or under-production, (C) a description of the written balancing agreement (if any) pertaining to such Company Property (or a statement that no such agreement exists) and (D) a statement as to whether royalties, overriding royalties or other burdens against the Company's or any subsidiaries's net revenue interest in the affected Company Properties were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, there are no pipeline imbalances that have arisen due to the failure of nominations made by the Company or any subsidiary to match actual deliveries of production from any one or more Company Properties. Except as set forth on Section 13.14(d) of the Company Disclosure Schedule, (i) none of the purchasers under any production sales contracts has exercised any economic out provision; (ii) none of the purchasers under any production sales contracts has curtailed its takes of natural gas in violation of such contracts; and (iii) none of the purchasers under any production sales contracts has given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise. The Company is not entitled to receive any portion of the interest of QRI in any production or to receive cash or other payments to "balance" any disproportionate allocation of production under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, gas transportation or other similar agreements; and QRI is not obligated to pay any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Company Properties.

                  (e) The  Company  and  each  subsidiary  has all  governmental licenses and permits necessary to own and operate the Company Properties as presently being owned and operated, and such licenses, permits and filings are in full force and effect, and neither the
         Company nor any subsidiary has received written notice of any violations in respect of any such licenses or permits.

                  (f)  Except as set forth in  Section  3.14(f)  of the  Company
         Disclosure Schedule, neither the Company, any subsidiary nor any Company Property is subject to (A) any area of mutual interest agreements or non-compete agreements, (B) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the date hereof, (C) any tax partnership, or (D) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any business entity.

                  (g) All severance, production, ad valorem, windfall profit and other similar taxes based on or measured by ownership or operation of the Company Properties have been, and are being, paid (properly and timely, and before the same become delinquent) by the Company and each subsidiary in all respects.

                  (h) The ownership and operation of the Company Properties has, to the extent that non-conformance could materially adversely affect the ownership, operation, value or use thereof after the date hereof, been in conformity with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction.

                  (i) Except as set forth in Section 3.14(i) of the Company Disclosure Schedule, there are no Preferential Rights or Consents, other than Routine Governmental Approvals (as defined below), that affect any Company Property or Properties and that will be triggered by the Merger. For purposes of this Agreement, "Preferential Right" means any preferential right or option to purchase or otherwise to acquire a thing; "Consent" means any consent to assign or transfer, including a transfer occasioned by a merger, or any other restriction or limitation on transferability; "Routine Governmental Approvals" means approvals required to be obtained from any governmental or tribal authority that are customarily obtained after consummation of a transaction.

                  (j) Except as set forth in Section 3.14(j) of the Company Disclosure Schedule, there exist no agreements or other arrangements whereunder the Company or any subsidiary undertakes to perform gathering, transportation, processing or other marketing services for any third party, including without limitation the owner of a royalty or overriding royalty interest burdening a lease included in the Company Properties, for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by
         third   parties  in   comparable,   arm's  length transactions.

                  (k)  Except as set forth in  Section  3.14(k)  of the  Company
         Disclosure Schedule, the Company and/or its subsidiaries have good and defensible title to the Company Properties, free and clear of all liens, security interests, and encumbrances except for (a) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the Company Properties in
         Section 3.14 of the Company Disclosure Schedule, (b) statutory liens for taxes which are not yet delinquent, (c) liens under operating agreements, pooling orders and unitization agreements, and mechanics' materialmen's liens, with respect to obligations which are not yet due, and (d) minor defects and irregularities in title to any Company Property, so long as such defects and irregularities do not materially impair the value of such Company Property or the use thereof for the purposes for which such Company Property is held. With respect to each Company Property described in Section 3.14 of the Company Disclosure Schedule, the ownership of the Company and/or the subsidiaries in such Company Property does and will, (A) with respect to each tract of land described in Section 3.14 of the Company Disclosure Schedule (whether described directly in such section or described by reference to another instrument) in connection with such Company Property, (1) entitle the Company and/or a subsidiary to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to or not less than the decimal or percentage share set forth in Section 3.14 of the Company Disclosure Schedule in connection with such tract opposite the words "Net Revenue Interest" (or words of similar import), (2) cause the Company or any subsidiary to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land (collectively, the "Costs") not greater than the decimal or percentage share set forth in Section 3.14 of the Company Disclosure Schedule in connection with such tract opposite the words "Working Interest" (or words of similar import) and (B) if such Company Property is shown in
         Section 3.14 of the Company Disclosure Schedule to be subject to a unit or units, with respect to each such unit, (1) entitle the Company and/or the subsidiaries to receive a decimal or percentage share of all substances covered by such unit that are produced from, or allocated to, such unit equal to or not less than the decimal or percentage share set forth in Section 3.14 of the Company Disclosure Schedule in connection with such Company Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such Company Property is subject to more than one unit, words identifying such interest with such unit), and (2) obligate the Company and/or the subsidiaries to bear a decimal or percentage share of the Costs not greater than as set forth in Section 3.14 of the Company Disclosure
         Schedule in connection with such Company Property opposite the words "Unit Working Interest" or words of similar import (and if such Company Property is subject to more than one unit, words identifying such interest with such unit). With respect to each Company Property described in Section 3.14 of the Company Disclosure Schedule that is subject to a voluntary or involuntary pooling, unitization or communitization agreement and/or order, the term "tract of land" as used in this subsection (k) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area. Without limitation of the foregoing, the ownership by the Company and/or the subsidiaries of the Company Properties does and will, with respect to each well or unit identified in Section 3.14 of the Company

         Disclosure Schedule, entitle the Company and/or the subsidiaries to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" in Section 3.14 of the Company Disclosure Schedule, and cause the Company and/or the subsidiaries to be obligated to bear a decimal or percentage share of the Costs of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" in such section. The above-described shares of production that the Company and/or its subsidiaries are entitled to receive and share of expenses that the Company and/or its subsidiaries are obligated to bear are not, and will not, be subject to change other than such change that arise pursuant to non-consent provisions of operating agreements described in Section 13.4 of the Company Disclosure Schedule in connection with operations hereafter proposed, or such changes are reflected in Section 13.4 of the Company Disclosure Schedule.

                  (l) The  Company  has  delivered  to QRI a copy of the Reserve
         Report prepared by Citadel Engineering, Ltd. and dated as of March 5, 1998, (the "Citadel Report") relating to the Company's oil and gas reserves (the "Oil and Gas Reserves"). There are no statements or conclusions in the Citadel Report that are based upon or include misleading information or fail to take into account material information regarding the matters reported therein. To the knowledge of the Company, the estimates of reserves in the Citadel Report was prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses, production and ad valorem taxes and capital expenditures in the Citadel Report reasonably reflect the historical experience of the Company, and the Company has no reason to believe that the estimates will not reflect future lease operating expenses, production and ad valorem taxes and capital expenses. The historical factual information supplied by the Company to the independent engineering firm in connection with the preparation of the Citadel Report was, at the time of delivery to such firms, true and complete in all material respects.

         Section 3.15. Real Property. Section 3.15 of the Company Disclosure Schedule lists all real property that is owned or leased by the Company (other than the Company Properties).

         Section 3.16. Insider Interests; Transactions with Management. Except as set forth in Section 3.16 of the Company Disclosure Schedule, no officer, director, or employee of the Company or holder of more than five percent of the Company Common Stock currently outstanding has any interest in any property, real or personal, tangible or intangible, agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental or real or personal property from, or otherwise requiring payments to any such shareholder, officer, director or employee used in or pertaining to the business of the Company or any subsidiary, except for the ordinary rights of a stockholder or employee stock option holder. Except as disclosed in the Company SEC Reports, no executive officer, director or stockholder of the Company or any of its subsidiaries has, since March 7, 1997, engaged in any business dealings with the Company or any of its subsidiaries, other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder. Except as set forth on Schedule 3.16, no executive officer or director of the Company or any of its subsidiaries (except in his capacity as such) has any direct or indirect material interest in (a) any competitor, customer, supplier or agent of the Company or any of its subsidiaries, or (b) any person that is a party to any contract or agreement with the Company or any of its subsidiaries.

         Section 3.17. Contracts and Agreements. The contracts and agreements listed in Section 3.17 of the Company Disclosure Schedule or filed as exhibits to any of the Company SEC Reports constitute all of the written and oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which the Company or any of its subsidiaries is a party or by which any of their properties are bound with respect to which the obligations of or the benefits to be received by the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a value in excess of $100,000 in any consecutive 12-month period (each a "Material Contract"). Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries are and, to the best knowledge of the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any Material Contract, and neither the Company nor any of its subsidiaries have waived any right under any Material Contract. Neither the Company nor any of its subsidiaries have received any notice of default or termination under any Material Contract and neither the Company nor any of its subsidiaries has assigned or otherwise transferred any rights under any Material Contract or any other contract, to the extent default or termination could have a Company Material Adverse Effect.

         Section 3.18. Vote Required. The only votes of the holders of any class or series of Company capital stock necessary to approve the Merger and this Agreement are the affirmative votes of the holders of at least a majority of the outstanding shares of the Company Common Stock. Members of the Darden Family and Mercury control approximately 46% of the outstanding Company Common Stock, and they have agreed (a copy of which agreement has been furnished to QRI concurrently with the execution of this Agreement) to vote their shares of Company Common Stock in favor of the Merger at the Company stockholders meeting referred to in Section 6.01.

         Section 3.19. Brokers. Except for payments due to EVEREN Securities, Inc. disclosed on Schedule 3.19 hereto, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.20. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of EVEREN Securities, Inc. to the effect that, as of the date of this Agreement, the Merger Consideration to be paid to the holders of the Company Common Stock (other than holders of shares held by Mercury Exploration Company and shares held by members of the Darden family and their Affiliates) is fair, from a financial point of view, to such holders. The Company will promptly deliver a copy of such opinion to QRI.

         Section 3.21. Special Committee Recommendations. By a unanimous vote of the disinterested directors constituting a Special Committee of the Board of Directors formed to consider the Merger (the "Special Committee") present at a meeting of the Special Committee (which meeting was duly called and held and at which a quorum was present at all times), and by unanimous vote of the Board of Directors of the Company (with members of the Darden family abstaining) (which meeting was duly called and held at which a quorum was present at all times), the Special Committee and the Board of Directors (with members of the Darden family abstaining) (a) approved and adopted this Agreement, including the Merger and the other transactions contemplated hereby, and determined that the Merger is fair to the stockholders of the Company (other than holders of shares held by Mercury Exploration Company and shares held by members of the Darden family and their Affiliates), and (b) subject to Section 6.01 hereof, resolved to recommend approval and adoption of this Agreement, including the Merger and the other transactions contemplated herein, by the stockholders of the Company.

         Section 3.22. Disclosure. No representation or warranty hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF QRI

         QRI hereby represents and warrants to the Company that:

         Section 4.01. Organization and Qualification. QRI is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and QRI has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a QRI Material Adverse Effect. The term "QRI Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business, or prospects of QRI taken as a whole, at the time of such change or effect; provided, however, no QRI Material Adverse Effect shall be deemed to have occurred hereunder as a result of changes in oil or gas prices.

         QRI has no  subsidiaries  (as that  term is  defined  in  Section  9.03 herein).

         Section 4.02. Certificate of Incorporation and Bylaws; Formation Documents. QRI has heretofore furnished or made available to the Company complete and correct copies of the Certificate of Incorporation and Bylaws, in each case as amended or restated to the date hereof, of QRI and complete and correct copies of each of the Formation Documents. QRI is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents) or the Formation Documents, and to the best knowledge of QRI, no other party to the Formation Documents is in violation thereof.

         Section 4.03.  Capitalization.

                  (a) The authorized capital stock of QRI as of the Effective Time will consist of 40,000,000 shares of QRI Common Stock, par value $.01 per share ("QRI Common Stock") and 10,000,000 shares of preferred stock par value $.01 per share (the "Preferred Stock"). Immediately prior to the Effective Time, 10,310,806 shares of QRI Common Stock will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding.

         Except as described in this Section 4.03 or in Section 4.03(a) of the QRI Disclosure Schedule, no shares of capital stock of QRI are reserved for issuance for any other purpose. Each of the issued shares of capital stock of, or other equity interests in, QRI is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, QRI subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of QRI, any agreement to which QRI is a party or is bound or applicable federal or state securities laws.

                  (b) No bonds, debentures, notes or other indebtedness of QRI having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("QRI Voting Debt") are issued or outstanding.

                  (c) Except as set forth in Section 4.03(a) above or in Section 4.03(c) of the QRI Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which QRI is a party relating to the issued or unissued capital stock of QRI or obligating QRI to grant, issue or sell any shares of capital stock, QRI Voting Debt or other equity interests of QRI. Except as set forth in Section 4.03(c) of the QRI Disclosure Schedule, there are no obligations, contingent or otherwise, of QRI (i) to repurchase, redeem or otherwise acquire any shares of QRI Common Stock or other capital stock of QRI or
         (ii) to provide funds to, or to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the obligations of any other person. Except as set forth in Section 4.03(c) of the QRI Disclosure Schedule, QRI (x) does not directly or indirectly own, (y) has not agreed to purchase or otherwise acquire or (z) does not hold any interest convertible into or exchangeable or exercisable for the capital stock or any other equity interests of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 4.03(c) of the QRI Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of QRI. Except as set forth in Section 4.03(c) of the QRI Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which QRI is a party or by which QRI is bound with respect to the voting of any shares of capital stock or other equity interests of QRI.

         Section 4.04. Authority. QRI has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by QRI and the performance by QRI of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been or were duly authorized by all necessary corporate action and no other corporate proceedings on the part of QRI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of QRI as set forth in Section
6.01 of this Agreement). This Agreement has been duly executed and delivered by QRI and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligations of QRI, enforceable against QRI in accordance with its terms. The Formation Transactions have been consummated in all material respects in accordance with all applicable Laws.

         Section 4.05.     No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by QRI, does not and the performance by QRI of its obligations hereunder, including consummation of the transactions contemplated hereby does not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of QRI, (ii) conflict with or violate any Laws in effect as of the date of this Agreement or any judgment, order or decree to which QRI is a party or by or to which any of its properties are bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of QRI's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of QRI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which QRI is a party or by or to which QRI or any of its properties are bound or subject, excluding from the foregoing clauses (ii) and (iii) any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that individually or in the aggregate could not reasonably be expected to have a QRI Material Adverse Effect.

                  (b) The execution  and delivery of this  Agreement by QRI does not and the performance by QRI of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require QRI to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities"), except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, and the Blue Sky Laws and (B) the pre-merger notification requirements of the HSR Act and (ii) the filing and recordation of appropriate merger documents as required by the DGCL.

         Section 4.06. Permits; Compliance. Except as disclosed in Section 4.06 of the QRI Disclosure Schedule, QRI is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to possess such Permits could not reasonably be expected to have a QRI Material Adverse Effect. Except as disclosed in Section 4.06 of the QRI Disclosure Schedule, as of the date of this Agreement, there are no actions, proceedings, or investigations pending or, to the knowledge of QRI, threatened against QRI that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by QRI. Except as set forth in Section 4.06 of the QRI Disclosure Schedule, (i) QRI is not in conflict with, in default under or in violation of (a) any Law applicable to QRI or by which any of its properties are bound or subject or (b) any of the Permits held by QRI, except for any such conflicts, defaults or violations that individually or in the aggregate could not reasonably be expected to have QRI Material Adverse Effect; (ii) is not in conflict with, in default under or in violation of any judgment, order or decree applicable to QRI or any material Permits held by QRI; and (iii) QRI has not received from any Governmental Entity any notice with respect to possible conflicts with, defaults under or violations of (a) any Law applicable to QRI or by which any of its properties are bound or subject, (b) any judgment, order or decree applicable to QRI, or (c) any of the Permits held by QRI.

         Section 4.07.     Reports; Financial Statements.

                  (a) QRI has heretofore delivered to the Company (i) an unaudited balance sheet of QRI as of June 30, 1998, and (ii) statements of income, stockholders' equity and cash flows for the period beginning with inception and ending June 30, 1998. QRI has also delivered to the Company (i) an unaudited balance sheet of QRI as of June 30, 1998, and
         (ii) pro forma unaudited balance sheets and statements of income, stockholders' equity and cash flows as of June 30, 1998, giving effect to the Formation Transactions. Such unaudited historical financial statements, including any such financial statements and schedules to be contained in the Registration Statement on Form S-4 (as defined in
         Section 6.02 hereof) (i) are and will be in accordance with the books and records of QRI in all material respects and have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles, and (B) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present in all material respects the consolidated financial position of QRI as of the respective dates thereof and the results of operations and cash flows for the periods indicated (except, in the case of unaudited financial statements for interim periods, for the absence of footnotes and subject to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows). Such unaudited pro forma financial statements delivered by QRI to the Company fairly present QRI's pro forma financial position and statements of operation as of and for the periods scheduled therein, and the pro forma adjustments giving effect to the Formation Transactions have been properly applied to the historical amounts in the compilation of those statements.

         Section 4.08. Absence of Certain Changes or Events. Except as set forth in Section 4.08 of the QRI Disclosure Schedule, since January 1, 1998, QRI has conducted its business only in the ordinary course and in a manner consistent with past practice and there has not been (a) any damage, destruction or loss with respect to any assets of QRI, including any assets acquired from any of the Contributing Entities that, whether or not covered by insurance, would constitute a QRI Material Adverse Effect, (b) any change by QRI in its significant accounting policies, (c) a material reduction in the rate of production of oil, gas or other hydrocarbons from the QRI Properties, viewed as a whole, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation, and changes that result from variances in markets for the oil, gas and other hydrocarbons, or (d) any other QRI Material Adverse Effect.

         Section 4.09. Absence  of  Litigation.  Except  as set forth in Section
4.09 of the QRI Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of QRI, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of QRI, threatened against QRI or any properties or rights of QRI, and QRI is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of QRI, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         Section 4.10. Employee Benefit Plans; Labor Matters.

                  (a) With respect to each employee benefit plan, program, arrangement, contract, employment agreement, stock option, bonus, incentive or similar plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA), maintained or contributed presently or at any time within the six (6) year period prior to the date of this Agreement to by QRI or any ERISA Affiliate, or with respect to which QRI or any ERISA Affiliate could reasonably be expected to incur liability under ERISA (the "QRI Benefit Plans"), QRI has delivered or made available to the Company a true and correct copy of (i) such QRI Benefit Plan, (ii) each trust agreement, if any, relating to such QRI Benefit Plan, (iii) the most recent summary plan description of each QRI Benefit Plan for which a summary plan description is required, (iv) the most recent determination letter issued by the IRS with respect to any QRI Benefit Plan that is intended to be a Qualified Plan (v) Internal Revenue Service Forms 5500 for each Company Benefit Plan for each of the three (3) most recent plan years, and (vi) the most recent actuarial report, if any, for each QRI Benefit Plan. Section 4.10 of QRI Disclosure Schedule contains a complete list of all QRI Benefit Plans.

                  (b) Each of the QRI Benefit Plans is in compliance with its terms and all applicable laws, including, but not limited to, ERISA and the Code and except as set forth in Section 4.10 of the QRI Disclosure Schedule, no QRI Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Except as set forth in Section 4.10 of the QRI Disclosure Schedule, neither QRI nor any ERISA Affiliate is or has contributed to "multiemployer plan," as defined in Section 3(37), and neither the Company nor any ERISA Affiliate has any past, present or future obligation or liability to contribute to any multiemployer plan of ERISA. Neither QRI nor any
         ERISA Affiliate has completely or partially withdrawn from any multiemployer plan with respect to which there is any outstanding liability as of the date of this Agreement. Neither QRI nor any ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a QRI Benefit Plan under Sections 409 or 502 of ERISA or Section 4975 of Code or pursuant to Title IV of ERISA to which QRI or an ERISA Affiliate made, or was required to make, contributions during the five (5) years ending on the date of this Agreement. As of the date of this Agreement, no condition exists that presents a material risk to QRI or an ERISA Affiliate of incurring such a material liability. No proceedings have been instituted to terminate any QRI Benefit Plan that is subject to Title IV of ERISA and the PBGC is not expected to institute proceedings and no "reportable event," as such term in defined in Section 4043 of ERISA, has occurred with respect to any QRI Benefit Plan.

                  (c) Except as set forth in Section 4.10 of the QRI Disclosure Schedule, the current value of the assets of each of the QRI Benefit Plans that are subject to Title IV of ERISA, based upon reasonable actuarial assumptions, equals or exceeds the present value of the accrued benefits under each such QRI Benefit Plan and all contributions or other amounts payable by QRI and each ERISA Affiliate as of the date of this Agreement with respect to each Plan in respect of current or prior plan years has been either paid or accrued on the latest balance sheet. There are no pending, or, to the best knowledge of QRI and each ERISA Affiliate any threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the QRI Benefit Plans or any trusts related thereto.

                  (d) There are no collective bargaining or other labor union contracts to which QRI is a party and no collective bargaining agreement is being negotiated by QRI. There is no pending or, to the best knowledge of QRI, threatened labor dispute, strike or work stoppage against the QRI.

                  (e) No QRI Benefit Plan provides retiree medical or other retiree welfare benefits and neither QRI is contractually or otherwise obligated to medical or other welfare benefits upon retirement or termination of employment of employees.

                  (f) Neither QRI nor any of its ERISA Affiliates contributes to or have an obligation to contribute to, or has within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, an employee benefit plan that is or was subject to Title IV of ERISA or Section 412 of the Code.

                  (g) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any QRI Benefit Plan. All "fiduciaries," as defined in ERISA
         Section 3(21), with respect to the QRI Benefit Plans have complied in all respects with the requirements of ERISA Section 404. Neither QRI nor any ERISA Affiliate has any liability to the Internal Revenue Service or the PBGC with respect to any QRI Benefit Plan.

                  (h) Each QRI Benefit Plan provides that it may be amended or terminated at any time except for benefits protected under Code Section 411(d).

                  (i) Each Qualified Plan is qualified in form and operation under Code Section 401 (a) and each trust for each Qualified Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstances exist that will or could give rise to disqualification or loss of tax-exempt status of any Qualified Plan or related trust. All determination letters with respect to Qualified Plans remain in effect and have not been revoked.

                  (j) QRI and each ERISA Affiliate has complied with the provisions of ERISA Section 601 et. seq. and Code Section 4980B.

                  (k) No payment that is owed or may become due to any director, officer, employee or agent of QRI will be non-deductible to QRI or subject to tax under Code Sections 280G or 4999; nor will QRI be required to "gross-up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person. The consummation of the transaction contemplated under this Agreement will not accelerate or increase any liability under any QRI Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

         Section 4.11. Taxes. Except as set forth in Section 4.11 of the QRI Disclosure Schedule:

                  (a) (i) all Tax Returns that are required to be filed on or before the date hereof by or with respect to QRI have been duly and timely filed, (ii) Taxes that have become due with respect to the period covered by each such Tax Return have been paid, (iii) all withholding Tax requirements imposed on or with respect to QRI have been satisfied in all material respects, and (iv) no penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There is no claim against QRI for any amount of Taxes, no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to QRI, and no Tax Return of or with respect to QRI has been, or is being, audited by the Internal Revenue Service or any state, local or other taxing authority other than those disclosed (and to which are attached copies of all audit or similar reports) in Section 4.11 of the QRI Disclosure Schedule.

                  (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 4.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, with respect to QRI up to and through the periods covered thereby.

                  (d) Except for statutory liens for current Taxes not yet due and for Taxes being contested in good faith that have been disclosed in
         Section 4.11 of the QRI Disclosure Schedule and for which adequate provisions have been made in the financial statements referred to in
         Section 4.07, no liens for Taxes exist upon the assets of QRI.

                  (e) QRI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) QRI has not made an election under Section 341(f) of the Code. Except as disclosed in Section 4.11 of the QRI Disclosure Schedule, QRI has not made any payments, is obligated to make any payments, or is a party to any agreement that under the circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code.

                  (g) QRI has not taken or agreed to take any action that would create a material risk that the Merger would not qualify as a tax free reorganization under the provisions of Section 368(a)(1)(A) of the Code.

                  (h) QRI (i) has never been a member of an Affiliated Group (as defined in Section 1504 of the Code) other than a group the common parent of which was QRI or (ii) has any liability for the Taxes of any person (other than QRI) under Treas. Reg. ss. 1.1502-6 (or any similar provision under state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         Section 4.12.  Environmental Matters.  Except for matters  disclosed in
Section 4.12 of the QRI Disclosure Schedule:

                  (a) To the best knowledge of QRI all of the properties, including the QRI Properties (as defined in Section 4.13 hereof), operations and activities of QRI comply with all applicable Environmental Laws (as defined in Section 9.03).

                  (b) QRI and the properties, including the QRI Properties, and operations of QRI are not subject to any existing, pending or, to the knowledge of QRI, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or third party under any Environmental Law.

                  (c) To the best knowledge of QRI, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by QRI under any Environmental Law in connection with any aspect of the business of QRI or the QRI Properties, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and QRI is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                  (d) To the best knowledge of QRI, QRI has satisfied and is currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Authority under any Environmental Law, and QRI has not received any notice of noncompliance with any such financial responsibility requirements.

                  (e) To the best knowledge of QRI, there are no physical or environmental conditions existing on any property of QRI or resulting from QRI's operations or activities with respect to any of the QRI Properties, past or present, at any location, that would give rise to any on-site or off-site investigative, remedial, response, contribution or similar obligations under any Environmental Laws.

                  (f) To the best knowledge of QRI, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by QRI or used in connection with QRI's properties, including the QRI Properties, or operations have to the extent required by Environmental Laws been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and, to the best knowledge of QRI and with respect to such substances and wastes, such carriers and facilities have been and are operating in compliance with such authorizations, are not subject to any material unperformed investigative, remedial, response, contribution or similar obligations under, and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority or third party in connection with, any Environmental Laws.

                  (g) There has been no exposure of any person or property to hazardous substances, solid waste or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste or any pollutant or contaminant into the environment by QRI in connection with the properties or operations of QRI, including the QRI Properties, that could reasonably be expected to have a QRI Material Adverse Effect.

                  (h) QRI shall make available to MSR all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of QRI relating to any of the current or former properties or operations of QRI, including the QRI Properties.

         Section 4.13.     Properties.

                  (a) The oil, gas and/or mineral leases, and interests in which comprise part of the properties, rights and interest of QRI listed in
         Schedule 4.13 (collectively, the "QRI Properties"), and all other material contracts, agreements, licenses permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the QRI Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "QRI Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto; all contracts and agreements which are QRI Basic Documents are disclosed in Section 4.13(a) of the QRI Disclosure Schedule. QRI is not in breach or default (and no situation exists which with the passing of time or giving or notice would create such a breach or default) of its obligations under the QRI Basic Documents, and no breach or default by any third party (or situation which with the passage of time or giving of notice would create such a breach of default) exists, to the extent such breach or default (whether by QRI or such a third party) could materially adversely affect (after the date hereof) the ownership, operation, value or use of any QRI Properties. All payments (including, without limitation, all delay rentals, royalties, excess royalties, overriding royalty interests, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under QRI Basic Documents have been and are being made (timely and properly, and before the same became delinquent) by QRI in all material respects and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of a QRI Property after the date hereof, have been and are being made by such third party in all material respects.

                  (b) Except as set forth in Section 4.13(b) of the QRI Disclosure Schedule, QRI has not incurred any expenses, or made commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred) that would materially adversely affect the ownership or operation of the QRI Properties after the date hereof, other than routine expenses incurred in the normal operation of existing wells on the QRI Properties. All expenses payable under the terms of the QRI Basic Contracts have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. Except as set forth in Section 4.13(b) of the QRI Disclosure Schedule, no proposals are currently outstanding (whether made by QRI or by any other party) to drill additional wells, or to deepen, plug back, abandon, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other material operations, other than normal operation of existing wells on the QRI Properties.

                  (c) There exist no agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the QRI Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (A) the agreements set forth in Section 4.13(c) of the QRI Disclosure Schedule, and (B) agreements or arrangements that are cancelable on 30 days notice or less without penalty or detriment. Any contracts or other arrangements under which QRI is processing, gathering, transporting or otherwise marketing any material volume of oil, gas or other minerals (whether or not attributable to the QRI Properties) for the account of a third party include terms that represent an arm's length, commercially reasonable trade for QRI. All of the proceeds from the sale of production from the QRI Properties are being properly and timely paid to QRI by the purchaser of production without suspension or indemnity other than standard division order indemnities.

                  (d) Except as set forth in Section 4.13(d) of the QRI Disclosure Schedule, QRI has not received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the QRI Properties as a result of which the obligation does (or may) exist to deliver oil or gas produced from the QRI Properties after the date hereof without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash. For each QRI Property listed in Section 4.13(d) of the QRI Disclosure Schedule, such section reflects (A) the total amount of prepayment received as of the date hereof (and the amount of any recoupment thereof heretofore made), and
         (B)  whether  or  not a  cash  payment  can be  required  in the  event recoupment out of production proves to be inadequate. Except as set forth in Section 4.13 of the QRI Disclosure Schedule, there is no QRI Property with respect to which QRI and/or its predecessors in title, have collectively Over-Produced or Under-Produced from such QRI Property (or on the units in which such QRI Property participates), or any product thereof, than the ownership of QRI and such predecessors in such QRI Property would entitle QRI and such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such Over-produced or Under-produced position has not, as of the date hereof, been fully made up or otherwise extinguished. For each QRI Property listed in Section 4.13(d) of the QRI Disclosure Schedule, such section reflects, on a well-by-well or any other basis as may be dictated by any applicable balancing agreement, (A) whether QRI is in an Over-produced or Under-produced position, (B) the amount of such over-production or under-production, (C) a description of the written balancing agreement (if any) pertaining to such QRI Property (or a statement that no such agreement exists) and (D) a statement as to whether royalties, overriding royalties, or other burdens against QRI's net revenue interest in the affected QRI Properties were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Section 4.13(d) of the QRI Disclosure Schedule, there are no pipeline imbalances that have arisen due to the failure or nominations made by QRI to match actual deliveries of production from any one or more QRI Properties. Except as set forth on Section 4.13(d) of the QRI Disclosure Schedule, (i)
         none of the purchasers under any production sales contracts has exercised any economic out provision; (ii) none of the purchasers under any production sales contracts has curtailed its takes of natural gas in violation of such contracts; and (iii) none of the purchasers under any production sales contracts has given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-of-pay provisions or otherwise. QRI is not entitled to receive any portion of the interest of the Company in any production or to receive cash or other payments to "balance" any disproportionate allocation of production under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, gas transportation or other similar agreements.

                  (e) QRI has all governmental licenses and permits necessary to own and operate the QRI Properties as presently being owned and operated, and such licenses, permits and filings are in full force and effect, and QRI has not received written notice of any violations in respect of any such licenses or permits.

                  (f) Except as set forth in Section 4.13(f) of the QRI Disclosure Schedule, neither QRI nor any QRI Property is subject to (A) any area of mutual interest agreements or non-compete agreements, (B) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the date hereof, (C) any tax partnership, or (D) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any business entity.

                  (g) All severance, production, ad valorem, windfall profit and other similar taxes based on or measured by the ownership or operation of the QRI Properties have been, and are being, paid (properly and timely, and before the same become delinquent) by QRI in all respects.

                  (h) The ownership and operation of the QRI Properties has, to the extent that non-conformance could materially adversely affect the ownership, operation, value or use thereof after the date hereof, been in conformity with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction.

                  (i) Except as set forth in Section 4.13(i) of the QRI Disclosure Schedule, there are no Preferential Rights or Consents, other than Routine Governmental Approvals, that affect any QRI Property or Properties and that will be triggered by the Merger.

                  (j) Except as set forth in Section 4.13(j) of the QRI Disclosure Schedule, there exist no agreements or other arrangements whereunder QRI undertakes to perform gathering, transportation, processing or other marketing services for any third party, including without limitation the owner of a royalty or overriding royalty interest burdening a lease included in the QRI Properties, for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by third parties in comparable, arm's length transactions.

                  (k) Except as set forth in Section 4.13(k) of the QRI Disclosure Schedule, QRI has good and defensible title to the QRI Property, free and clear of all liens, security interests, and encumbrances except for (a) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the QRI Properties in Section 4.13 of the QRI Disclosure Schedule,
         (b) statutory liens for taxes which are not yet delinquent, (c) liens under operating agreements, pooling orders and unitization agreements, and mechanics' materialmen's liens, with respect to obligations which are not yet due, and (d) minor defects and irregularities in title to any QRI Property, so long as such defects and irregularities do not materially impair the value of such QRI Property or the use thereof for the purposes for such QRI Property is held. With respect to each QRI Property described in Section 4.13 of the QRI Disclosure Schedule, the ownership of QRI in such QRI Property does and will, (A) with respect to each tract of land described in Section 4.13 of the QRI Disclosure Schedule (whether described directly in such section or described by reference to another instrument) in connection with such QRI Property,
         (1) entitle QRI to receive a decimal or percentage share of the oil, gas, and other hydrocarbons produced from, or allocated to, such tract equal to or not less than the decimal or percentage share set forth in
         Section 4.13 of the QRI Disclosure Schedule in connection with such tract opposite the words "Net Revenue Interest" (or words of similar import), (2) cause QRI to be obligated to bear a decimal or percentage share of the Costs of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in Section 4.13 of the QRI Disclosure Schedule in connection with such tract opposite the words "Working Interest" (or words of similar import) and (B) if such QRI Property is shown in Section 4.13 of the QRI Disclosure Schedule to be subject to a unit or units, with respect to each such unit, (1) entitle QRI to receive a decimal or percentage share of all substances covered by such unit that are produced from, or allocated to, such unit equal to or not less than the decimal or percentage share set forth in Section 4.13 of the QRI Disclosure
         Schedule in connection with such QRI Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such QRI
         Property is subject to more than one unit, words identifying such interest with such unit), and (2) obligate QRI to bear a decimal or percentage share of the Costs not greater than as set forth in Section
         4.13 of the QRI Disclosure Schedule in connection with such QRI Property opposite the words "Unit Working Interests" or words of similar import (and if such QRI Property is subject to more than one unit, words identifying such interests with such unit). With respect to each QRI Property described in Section 4.13 of the QRI Disclosure
         Schedule that is subject to a voluntary or involuntary pooling, unitization or communitization agreement and/or order, the term "tract of land" as used in this subsection (k) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area. Without limitation of the foregoing, the ownership by QRI of the QRI Properties does and will, with respect to each well or unit identified in Section 4.13 of the QRI Disclosure Schedule entitle QRI to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" in Section 4.13 of the QRI Disclosure Schedule, and cause QRI to be obligated to bear a decimal or percentage share of the cost of operation of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" in
         Section 4.13 of the QRI Disclosure Schedule. The above-described shares of production on which QRI is entitled to receive and shares of expenses that QRI is obligated to bear are not and will not be subject to change other than such changes that arise pursuant to non-consent provisions of operating agreements described in Section 4.13 of the QRI Disclosure Schedule in connection with operations hereafter proposed, or such changes are reflected in Section 4.13 of the QRI Disclosure Schedule.

                  (l) QRI has delivered to the Company copies of (i) the reserve report dated as of January 1, 1998 prepared by LaRoche Petroleum Consultants, Ltd., independent petroleum engineers (the "LaRoche Report"), relating to the oil and gas reserves attributable to certain Mercury Exploration Company properties, (ii) the reserve report dated August 1, 1997 prepared by Albrecht & Associates, Inc., independent petroleum engineers (the "Albrecht Report"), (iii) the reserve report dated as of January 1, 1998 prepared by S.A. Holditch and Associates, Inc., independent petroleum engineers (the "QELC Holditch Report"), relating to the oil and gas reserves attributable to the properties of Quicksilver Energy L.C. and (iv) the reserve report dated as of January 1, 1998 prepared by S.A. Holditch and Associates, Inc., independent petroleum engineers (together with the LaRoche Report, the Albrecht Report and the QELC Holditch Report, the "Reports"), relating to the oil and gas reserves attributable to properties of Michigan Gas Partners. There are no statements or conclusions in any of the Reports that are based upon or include misleading information or fail to take into account material information regarding the matters reported therein. To the knowledge of QRI, the estimates of reserves in the Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses, production and ad valorem taxes and capital expenditures in the Reports reasonably reflect the historical experience of QRI and the Contributing Entities, and QRI has no reason to believe that the estimates will not reflect future lease operating expenses, production and ad valorem taxes and capital expenses. The historical factual information supplied by Mercury to the independent engineering firms in connection with the preparation of the Reports was, at the time of delivery to such firms, true and complete in all material respects. Section 4.13 of the QRI Disclosure Schedule sets forth a list of all other current reserve reports covering the QRI Properties, true and complete copies of which have been delivered to the Company by QRI.

         Section 4.14. Insider Interests; Transactions with Management. Except as set forth in Section 4.14 of the QRI Disclosure Schedule, no officer, director, or employee of QRI or holder of more than five percent of QRI Common Stock currently outstanding has any interest in any property, real or personal, tangible or intangible, agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental or real or personal property from, or otherwise requiring payments to any such shareholder, officer, director or employee used in or pertaining to the business of QRI, except for the ordinary rights of a stockholder or employee stock option holder. No executive officer, director or stockholder of the QRI has, since January 1, 1997, engaged in any business dealings with QRI, other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder. Except as set forth on Schedule 4.14, no executive officer or director of QRI (except in his capacity as such) has any direct or indirect material interest in (a) any competitor, customer, supplier or agent of QRI, or
(b) any person that is a party to any contract or agreement with QRI.

         Section 4.15. Vote Required. Except as required under the terms of the Formation Documents, approval of the Merger and this Agreement requires solely the affirmative votes of the outstanding shares of QRI Common Stock held by the Contributing Entities, and no other vote or consent by any shareholder of QRI is required to approve the Merger and this Agreement. Members of the Darden family and the Contributing Entities control in excess of a majority of the outstanding shares of QRI Common Stock, and they have agreed (a copy of which agreement has been furnished to the Company concurrently with the execution of this Agreement) to vote their shares of QRI Common Stock and their shares of Company Common Stock in favor of approval of the Merger and this Agreement at the QRI and Company stockholders meetings referred to in Section 6.01 (or to consent thereto by written consent of the stockholders of QRI in lieu thereof in accordance with the DGCL and QRI's Certificate of Incorporation). All approvals required of the Contributing Entities to the Merger, this Agreement and the transactions contemplated hereby under the provisions of the QRI stockholder agreement have been irrevocably given, and copies thereof have been forwarded to the Company concurrently with the execution of this Agreement (provided, the terms thereof are subject to the rights of QRI, JEDI and TCW under an Agreement, dated , 1998 (the "Voting Agreement"), among QRI, JEDI and TCW, a copy of which has been delivered to the Company).

         Section 4.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of QRI.

         Section 4.17. Board Recommendations. By a unanimous vote of the directors present at a meeting of QRI's Board of Directors (which meeting was duly called and held and at which a quorum was present at all times), or by unanimous written consent, the Board of Directors of QRI (a) approved and adopted this Agreement and the other transactions contemplated herein, and determined that the Merger is fair to the stockholders of QRI, and (b) resolved to recommend approval and adoption of this Agreement, including the Merger and the other transactions contemplated herein, by the stockholders of QRI.

         Section 4.18. Disclosure. No representation or warranty hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                    ARTICLE V
                                    COVENANTS

         Section 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by QRI, the Company will and will cause each of its subsidiaries to:

                  (a) operate its business in the usual and ordinary course consistent with past practices;

                  (b) use its best  efforts  to  preserve  intact  its  business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

                  (c) maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted, and use its best efforts to maintain supplies and inventories in quantities consistent with its customary business practices;

                  (d) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (e) promptly notify QRI, JEDI and TCW of (i) any material adverse change in the condition (financial or otherwise), of the business, properties, assets, liabilities or prospects of the Company and its subsidiaries or in the operation of the business or the properties of the Company and its subsidiaries, (ii) any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) involving the Company or any of its subsidiaries, (iii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect when made or at any time from the date of this Agreement to the Effective Time; (iv) any failure of the Company to comply in any respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; or (v) any other event that could reasonably be expected to result in a Company Material Adverse Effect; provided, however, that no such notification shall affect the representations and warranties of the Company or the conditions to the obligations of the parties hereunder;

                  (f) (i) file all Tax Returns required to be filed on or before the Closing Date by or with respect to the Company or any of its subsidiaries, (ii) include in each such Tax Return all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, (iii) timely pay in full all Taxes that become due pursuant to such Tax Returns, and (iv) satisfy all withholding requirements imposed on or with respect to the Company;

                  (g) to the extent legally and contractually authorized to do so, give QRI and its attorneys and other representatives access at all reasonable times to the Company Properties and to the Company and any the subsidiaries' records (including, without limitation, title files, division order files, well files, production records, equipment inventories, windfall profit tax records and production, severance and ad valorem tax records) pertaining to the ownership and/or operation of the Company Properties;

                  (h) to the extent third parties operate the Company Properties, take such steps as would a prudent non-operator to cause the operator to (i) continue the routine operation of the Company Properties in the ordinary course of business and as would a prudent operator,

         (ii) operate the Company Properties in conformity (in all material respects) with all the Company Basic Documents and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, and (iii) maintain the machinery, improvements, equipment and other personal property and fixtures forming a part of the Company Properties in at least as good of a condition as they are on the date of this Agreement; where the Company or any the subsidiary is the operator of a Company Property, they will (unless removed without its consent) remain the operator of such Company Property;

                  (i) cause all expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the Company Properties and all ad valorem, severance, production, windfall profit and similar taxes) and liabilities relating to the ownership or operation of the Company Properties to be paid and discharged in the ordinary course of business; and

                  (j) request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), all Consents relating to any Company Property and waivers of Preferential Rights relating to any material Company Property.

         Section 5.02. Affirmative Covenants of QRI. QRI hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, QRI will:

                  (a) operate its business in the usual and ordinary course consistent with past practices;

                  (b) use its best  efforts  to  preserve  intact  its  business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

                  (c) maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted, and use its best efforts to maintain supplies and inventories in quantities consistent with its customary business practices;

                  (d) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (e) promptly notify the Company of (i) any material adverse change in the condition (financial or otherwise), of the business, properties, assets, liabilities or prospects of QRI or in the operation of its businesses or properties; (ii) any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) involving QRI or the Contributing Entities, (iii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect when made or at any time from the date of this Agreement to the Effective Time; (iv) any failure of QRI to comply in any respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; or (v) any other event that could reasonably be expected to result in a QRI Material Adverse Effect; provided, however, that no such notification shall affect the representations and warranties of QRI or the conditions to the obligations of the parties hereunder;

                  (f) (i) file all Tax Returns required to be filed on or before the Closing Date by or with respect to QRI, (ii) include in each such Tax Return all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, (iii) timely pay in full all Taxes that become due pursuant to such Tax Returns, and (iv) satisfy all withholding requirements imposed on or with respect to QRI;

                  (g) promptly as practicable prepare and file an application with AMEX to list on AMEX the QRI Common Stock, including the QRI Common Stock to be issued in the Merger, effective as of the Effective Time and shall use all reasonable efforts to cause such application to be approved prior to the Effective Time, and shall comply in all material respects with the requirements of AMEX in connection with such listing;

                  (h) to the extent legally and  contractually  authorized to do so, give the Company and its attorneys and other representatives access at all reasonable times to the QRI Properties and to QRI's records (including, without limitation, title files, division order files, well files, production records, equipment inventories, windfall profit tax records and production, severance and ad valorem tax records) pertaining to the ownership and/or operation of the QRI Properties;

                  (i) to the extent third parties operate the QRI Properties, will take such steps as would a prudent non-operator to cause the operator to (i) continue the routine operation of the QRI Properties in the ordinary course of business and as would a prudent operator, (ii) operate the QRI Properties in conformity (in all material respects) with all QRI Basic Documents, and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, and (iii) maintain the machinery, improvements, equipment and other personal property and fixtures forming a part of the QRI Properties in at least as good of a condition as they are on the date of this Agreement; where QRI is the operator of a QRI Property, QRI will (unless removed without its consent) remain the operator of such QRI Property;

                  (j) cause all expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the QRI Properties and all ad valorem, severance, production, windfall profit and similar taxes) and liabilities relating to the ownership or operation of the QRI Properties to be promptly paid and discharged in the ordinary course of business;

                  (k) request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), all Consents relating to any QRI Property and waivers of any Preferential Rights relating to any material QRI Property; and

                  (l) prior to the Effective Time, take all necessary corporate action to amend its Certificate of Incorporation and Bylaws so as to conform with Exhibits A and B hereto, respectively, as contemplated by Sections 1.05 and 1.06 hereof.

         Section 5.03. Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by QRI from the date of this Agreement until the Effective Time, the Company shall not do, and shall not permit any of its subsidiaries to do, any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any director; (ii) increase the compensation payable or pay bonuses to officers or employees of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practices; (iii) grant any severance or termination pay (other than pursuant to agreements or arrangements in effect on the date hereof) or enter into any employment or severance agreement with, any director, officer or employee; (iv) establish, adopt or enter into any employee benefit plan or arrangement; (v) make any loans to any stockholders, officers, directors or employees or make any change in its borrowing arrangements; or (vi) amend, or take any other actions (including, without limitation, the waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Company Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(a) of this Agreement;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                  (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations,
         (ii) effect any reorganization or recapitalization of the Company or any of its subsidiaries, or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock; provided, however, that nothing in this Section 5.03 shall prohibit the merger of a wholly-owned, direct or indirect subsidiary of the Company with and into the Company;

                  (d) issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding stock options or warrants in accordance with their terms);

                  (e)  except  for  the  merger  of a  wholly-owned,  direct  or indirect subsidiary of the Company with and into the Company, acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of ("Transfer"), or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for Transfers of assets in the ordinary course of business and consistent with past practice;

                  (g) initiate, solicit or encourage (including by way of furnishing information or assistance) any Alternative Transaction (as defined below), or enter into discussions or negotiate with any Person or entity in furtherance of an Alternative Transaction, or disclose any nonpublic information relating to the Company or any of its subsidiaries to, or afford access to the properties, books or records of the Company or any of its subsidiaries, or agree to, or endorse, any Alternative Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries (the "Representatives") to take any such action, provided, however, that at any time prior to the time that the Company's stockholders shall have voted to approve this Agreement, the Special Committee of the Board of Directors of the Company may cause the Company to furnish information to, and may participate in discussions or negotiations with, any Person who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, with the Company or any of its subsidiaries or their respective Representatives) has submitted a written proposal to the Special Committee of the Board of Directors relating to an Alternative Transaction that the Special Committee of the Company's Board of Directors, in the exercise of its fiduciary duty after consideration of written advice from its legal and financial advisors, determines is more beneficial to the stockholders of the Company than the Merger. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any purchase, lease, exchange, transfer or other acquisition or assumption of all or a material portion of the assets of the Company and its subsidiaries, taken as a whole; (ii) any merger,
                                                        43
         consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries; or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the outstanding voting of the Company.

                  (h)   adopt  or  propose   to  adopt  any  amendments  to  its
        Certificate of Incorporation or its Bylaws;

                  (i) (i) change any of its significant  accounting  policies or
         (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997 except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles;

                  (j) take or permit any action that could prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, and the Company will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

                  (k) take or permit any action that could adversely affect or delay the ability of either the Company or QRI to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

                  (l) except as set forth in Section 5.03(l) of the Company Disclosure Schedule, neither the Company nor any subsidiaries will sell, transfer or abandon any portion of the Company Properties other than (i) items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Company Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Company Properties) or (ii) production of oil, gas and/or other minerals, or the products therefrom, in the ordinary course of business under arrangements that do not cause the representations and warranties set forth elsewhere herein to be untrue; neither the Company nor any subsidiary will, without QRI's consent, release, permit to terminate, modify or reduce its rights under any oil, gas and/or mineral lease forming a material part of the Company Properties, or any other material the Company Basic Document, or enter into any new agreements which would be the Company Basic Documents;

                  (m) take materially more of the oil or gas produced from the wells located on any Company Property (or on units in which such properties participate) than their ownership of such Company Property would entitle them (absent any oil or gas balancing agreement or arrangement) to take;

                  (n) take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. The Company promptly shall advise QRI orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                  (o) agree in writing or otherwise to do any of the foregoing.

         Section 5.04. Negative Covenants of QRI. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, QRI shall not do any of the following:

                  (a) amend or modify any one or more of the Formation Documents delivered to the Company under Section 4.02 in any material respect.

                  (b) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that could reasonably be expected to delay or have an adverse effect on the consummation of the transactions contemplated by this Agreement or would otherwise be inconsistent in any material respect with the terms and conditions of this Agreement or the other agreements or transactions contemplated hereby (it being understood that this clause (b) shall not in any respect limit the right and power of QRI to amend its Certificate of Incorporation to increase the authorized number of shares of any class of capital stock of QRI) or to adopt the Certificate of Incorporation contemplated by
         Section 1.05 of this Agreement;

                  (c) change any of its significant accounting policies except as may be required by Law or generally accepted accounting principles;

                  (d) declare or pay any dividend (other than a stock split in the form of a stock dividend as provided for in the last proviso in
         Section 2.01(b))on, or make any other distribution in respect of, outstanding shares of its or its subsidiaries capital stock or other equity interests;

                  (e) take or permit any action that would adversely affect or delay the ability of either the Company or QRI to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

                  (f) take or permit any action which could prevent the Merger from qualifying as a tax-free organization under Section 368 of the Code, and QRI will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

                  (g) except as contemplated by this Agreement, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding awards, stock options or warrants in accordance with their terms), or amend or otherwise modify in any material respect the terms of such rights, warrants and options;

                  (h) QRI will not sell, transfer or abandon any portion of the QRI Properties other than (i) items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the QRI Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the QRI Properties) or (ii) production of oil, gas and/or other minerals, or the products therefrom, in the ordinary course of business under arrangements that do not cause the representations and warranties set forth elsewhere herein to be untrue; QRI will not, without the Company's consent, release, permit to terminate, modify or reduce its rights under any oil, gas and/or mineral lease forming a material part of the QRI Properties, or any other material QRI Basic Document, or enter into any new agreements which would be QRI Basic Documents;

                  (i) QRI will not take materially more of the oil or gas produced from the wells located on any QRI Property (or on units in which such properties participate) than QRI's ownership of such QRI Property would entitle QRI (absent any oil or gas balancing agreement or arrangement) to take;

                  (j) QRI shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VII not being satisfied. QRI promptly shall advise the Company orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on QRI or the QRI Properties; and.

                  (k)  agree in writing or otherwise to do any of the foregoing.

         Section 5.05.     Access and Information.

                  (a) The Company shall,  and shall cause its  subsidiaries  to,
         (i) afford to QRI and QRI's officers, directors, stockholders, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "QRI Representatives") access during ordinary business hours and at other reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to QRI and the QRI Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by QRI.

                  (b) QRI shall, and shall cause its subsidiaries to, (i) afford to the Company and the Company's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") access during ordinary business hours and at other reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of QRI and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, intellectual property assets, contracts, records and personnel of QRI and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

                  (c) No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.01. Presentation to Stockholders. The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and the rules of AMEX to present the Merger and this Agreement to the holders of the Company Common Stock for their consideration and approval by the vote thereof at a meeting of the Company's stockholders duly called and convened to act on the Merger and this Agreement (the "Company Stockholders' Meeting"). In like manner, QRI shall, promptly after the date of this Agreement, take all actions necessary in accordance with the DGCL, QRI's Certificate of Incorporation and Bylaws to present the Merger and this Agreement to the holders of QRI Common Stock for their consideration and approval by the vote thereof at a meeting of QRI's stockholders duly called and convened to act on the Merger and this Agreement (the "QRI Stockholders' Meeting") (or, in lieu thereof, such action may be taken by written consent in accordance with the DGCL and QRI's Certificate of Incorporation). The Company and QRI shall consult with each other in connection with such meetings and each shall use its best efforts to cause such meetings to occur on the same date. The Company and QRI shall use their reasonable best efforts to solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by the DGCL and their respective Certificates of Incorporation and Bylaws and by the rules of AMEX to approve and adopt the Merger and this Agreement. The Board of Directors of QRI and the Special Committee and the Board of Directors of the Company shall recommend that their respective stockholders approve and adopt this Agreement and the Merger on the terms and conditions set forth in this Agreement. Provided, however, that nothing contained in this
Section 6.01 or elsewhere in this Agreement shall require the Board of Directors of the Company, or the Special Committee thereof, to take any action or refrain from taking any action that the Board of Directors of the Company determines in good faith after consultation with and based on the advice of outside counsel could be reasonably expected to result in a breach of its fiduciary duties under applicable law; provided further that, in the event the Board of Directors, or the Special Committee thereof, receives a proposal to enter into an Alternative Transaction that the Special Committee, after consideration of advice from its legal and financial advisors, determines is more beneficial to the stockholders of the Company than the Merger, the Company's Board of Directors, or the Special Committee, may, in the exercise of its fiduciary obligations, withdraw or modify its approval or recommendation of this Agreement or the Merger.

Notwithstanding any other provision hereof, no party shall be restricted from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender offer or exchange offer.

         Section 6.02.     Registration Statement; Proxy Statement/Prospectus.

                  (a) As promptly as practicable after the execution of this Agreement, QRI shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") containing a Proxy Statement/Prospectus (the "Proxy Statement/ Prospectus") for stockholders of the Company in connection with (i) the registration under the Securities Act of the offer, sale and delivery of QRI Common Stock to be issued in the Merger and (ii) the vote of the stockholders of the Company with respect to the Merger and this Agreement. QRI and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken in order to comply with any applicable federal or state securities laws in connection with the issuance of shares of QRI Common Stock in the Merger. QRI and the Company shall each furnish all information concerning itself and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and QRI shall mail (the "Mailing Date") the Proxy Statement/Prospectus to the holders of Company Common Stock of record at least 20 calendar days prior to the Company Stockholders' Meeting. It shall be a condition to the mailing of the Proxy Statement/Prospectus that QRI and the Company shall have received the comfort letters described in Section 6.13 of this Agreement, if QRI shall have requested such letters as described in Section 6.13 hereof.

                  (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading and (ii) the Proxy Statement/Prospectus will, at the Mailing Date and at the time of the Company Stockholders' Meeting and the QRI Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting or the QRI Stockholders' Meeting any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform QRI. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby, including, without limitation, the Proxy Statement/Prospectus to the extent that the information contained therein relates to the Company and its subsidiaries or the transactions contemplated hereby, will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any

         Governmental Entity other than the SEC will comply with the provisions of applicable Law as to the information required to be contained therein.

                  (c) None of the information supplied or to be supplied by QRI for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
         (ii) the Proxy Statement/Prospectus will, at the Mailing Date and at the time of the Company Stockholders' Meeting and the QRI Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting or the QRI Stockholders' Meeting any event or circumstance relating to QRI or any of its Affiliates, or its or their respective officers or directors, should be discovered by QRI that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, QRI shall promptly inform the Company. All documents that QRI is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby, including, without limitation, the Registration Statement to the extent that the information contained therein relates to QRI and its subsidiaries or the transactions contemplated hereby, will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply with the provisions of applicable Law as to the information required to be contained therein.

         Section 6.03.     Appropriate Action: Consents; Filings.

                  (a) QRI and the Company and its subsidiaries shall each use all reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company or any of its subsidiaries or QRI, respectively, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; and QRI and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and QRI shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) QRI and the Company and its subsidiaries agree to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

                  (c) The Company and QRI shall each promptly give any notices regarding the Merger, this Agreement or the transactions contemplated hereby to third parties required by Law or by any material contract, license, lease or other material agreement to which it is a party or by which it is bound, and use, and cause its subsidiaries, if any, to use, all reasonable efforts to obtain any third party Consents or waivers of Preferential Rights (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement, or (iii) required to prevent a Company Material Adverse Effect or a QRI Material Adverse Effect, respectively, from occurring; provided, however, that this Section 6.03 shall not impose any obligations on or confer any rights upon any person or entity other than the parties to this Agreement.

                  (d) If any party shall fail to obtain any third party Consent or waivers of Preferential Rights described in subsection (c) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company, its subsidiaries, and QRI, and their respective businesses resulting, or that could reasonably be expected to result from the failure to obtain such consent.

         Section 6.04.     Affiliates; Tax Treatment.

                  (a) The Company shall obtain and deliver to QRI (i) on the date that this Agreement is executed by QRI, an executed agreement, substantially in the form of Exhibit C hereto from each person identified as an Affiliate of the Company in Section 3.12 of the Company Disclosure Schedule, and (ii) by the Closing Date, from any other person who is an Affiliate of the Company on the Closing Date.

                  (b) QRI shall be entitled to place legends as specified in such letter agreements on the certificates evidencing any QRI Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent of the QRI Common Stock, consistent with the terms of such letter agreements.

                  (c) Neither the Company nor its subsidiaries nor QRI or other Affiliates shall (i) take any action, or fail to take any action, that would jeopardize qualification of the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

                  (d) At or before the Closing, QRI and the Company shall provide an officer's certificate, in form and substance reasonably satisfactory to the Company, to Jenkens & Gilchrist, a Professional Corporation, to assist such counsel in rendering the written opinion provided for in Section 7.01(d) of this Agreement. The Company shall use all reasonable efforts to obtain from its Affiliates such certificate as may be requested by such counsel in connection with such opinion.

         Section 6.05. Public Announcements. Except as otherwise required by applicable Law or the rules of AMEX, neither QRI nor the Company nor any of its subsidiaries shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         Section 6.06. AMEX Listing. QRI shall use all reasonable efforts to cause the shares of QRI Common Stock to be issued in the Merger to be approved for listing, subject to official notice of issuance, on AMEX prior to the Effective Time.

         Section 6.07. State Takeover Statutes. The Company will take all steps necessary to exempt the transactions contemplated by this Agreement from, and if necessary challenge the validity of, any applicable state takeover law, including, without limitation, Section 203 of the DGCL. The Company shall take all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement, to ensure that the prohibitions on business combinations set forth in Section 203 of the DGCL do not, or will not, apply to the transactions contemplated by this Agreement.

         Section 6.08. Board Seat. Promptly following the Effective Time, consistent with applicable law and its Bylaws, the Board of Directors of QRI shall increase the number of members of its Board of Directors from 3 to 8, and shall elect Frank Darden, Thomas F. Darden, Glenn M. Darden, Mark Warner, Steven
M. Morris, D. Randall Kent and W. Yandell Rogers III to fill seven of such vacancies, to serve as such until the next annual meeting of QRI stockholders or such time as their respective successors shall have been duly elected or appointed and qualified.

         Section 6.09.     Options.

                  (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of QRI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company benefit plans under which they were issued and the agreements evidencing grants thereunder).

                         (i) The  number  of shares  of QRI  Common  Stock to be
                  subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Conversion Ratio, provided that any fractional shares of QRI Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                        (ii) The  exercise  price per share of QRI Common  Stock
                  under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Conversion Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

                  (b) The adjustment provided herein with respect to any options that are "incentive options" (as defined in Section 422 of the Code) shall be and is intended to be effectuated in a manner which is consistent with Section 424(a) of the Code. Except as set forth in clauses (i) and (ii) of Section 6.09(a), above, the duration and other terms of the new option shall be the same as the original option except that all references to the Company or any of its subsidiaries shall be deemed to be references to QRI.

                  (c) If and to the extent required by the terms of the plans governing the original options or pursuant to the terms of any agreements evidencing grants thereunder, the Company shall use its reasonable efforts to obtain the consent of each holder of outstanding options to the treatment provided in subparagraph (a) of this Section 6.09.

         Section 6.10.     Common Stock Warrants.

                  (a) At the Effective Time, each Common Stock Warrant granted by the Company to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to purchase shares of QRI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the agreements evidencing such Common Stock Warrants).

                           (i) The  number of shares of QRI  Common  Stock to be
                  subject to the new Warrant shall be equal to the product of the number of shares of Company Common Stock subject to the original Common Stock Warrant and the Conversion Ratio, provided that any fractional shares of QRI Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                           (ii) The exercise price per share of QRI Common Stock
                  under the new Warrant shall be equal to the exercise price per share of Company Common Stock under the original Common Stock Warrant divided by the Conversion Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

                           (iii) Except as set forth in clauses (i) and (ii) of this Section 6.10(a), the expiration date and other terms of the new warrant shall be the same as the original warrant except that all references to the Company or any of its subsidiaries shall be deemed to be references to QRI.

If and to the extent required by the terms of the Common Stock Purchase Warrants, the Company shall use its reasonable efforts to obtain the consent of each holder of such Warrants to the treatment thereof provided in subparagraph
(a) of this Section 6.10.

         Section 6.11.     Indemnification.

                  (a) The Company  shall  indemnify  and hold  harmless,  to the fullest extent permitted under applicable law, and after the Effective Time, QRI and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Company or any of its subsidiaries, and each person who is or was then serving as a director of the Company or any of its subsidiaries (individually, an
         "Indemnified Party" and collectively, the "Indemnified Parties") against any expenses, including reasonable attorneys' fees, fines, losses, claims, damages, liabilities, costs, judgments and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (whether civil, criminal or administrative) arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any that arise out of or relate to the Merger and the transactions contemplated by this Agreement) that are asserted or commenced prior to or within six years following the Effective Time, and the Company, QRI or the Surviving Corporation, as the case may be, will advance expenses to each such Indemnified Party (provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), provided the Indemnified Party asserting the right to indemnification hereunder shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person and reasonable cause to believe that his conduct was unlawful. In the event of any such claim, action, suit, proceeding or investigation (whether asserted or commenced before or after the Effective Time), the Company, QRI or the Surviving Corporation, as the case may be, will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof; provided, however, that if any Indemnified Party (or group of Indemnified Parties) reasonably believes that it is advisable for such Indemnified Parties to be represented by separate counsel as a result of a conflict, on any significant issue between the positions of the Indemnified Party (or group of Indemnified Parties) and the Company, QRI or the Surviving Corporation, as the case may be, as determined under applicable standards of professional conduct or if the Company, QRI or the Surviving Corporation shall promptly fail to assume responsibility for such defense, such Indemnified Party (or group of Indemnified Parties) may retain counsel satisfactory to such Indemnified Party (or group of Indemnified Parties), who will represent such Indemnified Party (or group of Indemnified Parties), and the Company, QRI or the Surviving Corporation, as the case may be, shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided, that the Indemnified Parties and the Company, QRI or the Surviving Corporation, as the case may be, will use their respective best efforts to assist in the vigorous defense of any such matter; provided, further, that neither the Company, QRI nor the Surviving Corporation shall be liable for any settlement effected without their written consent, which consent, if the Company, QRI or the Surviving Corporation fails to assume the defense of any such matter, shall not be unreasonably withheld and in no event shall be withheld in bad faith; and provided, further, that neither the Company, QRI nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party (i) when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder (at which point such Indemnified Party shall promptly refund, without interest, to the indemnifying party all amounts previously paid by the indemnifying party hereunder) and (ii) unless such Indemnified Party has delivered to QRI an undertaking to refund amounts paid as provided in clause (i) above. Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the indemnifying party thereof. In the event the Indemnified Parties are entitled to separate counsel pursuant to this paragraph (a), the Indemnified Parties may as a group retain only one such law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case the Indemnified Parties may retain, at the expense of the Company, QRI or the Surviving Corporation, as the case may be, two additional law firms.

                  (b) The Company, its subsidiaries and the Surviving Corporation will perform and discharge all indemnification agreements to which the Company or any of its subsidiaries is a party and that have been disclosed in Section 6.11(b) of the Company Disclosure Schedule.

                  (c) This Section shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, QRI, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against the Company or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of the Surviving Corporation. The exercise by any person of such person's rights under any of paragraphs (a) or (b) of this Section shall not preclude the exercise of such person's rights under any such other paragraph of this section, provided that such party shall not be entitled to multiple recoveries thereunder.

                  (d) For six years from the Effective Time, QRI shall cause the Surviving Corporation to provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to QRI) in effect on the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (e) In the event the Surviving Corporation, QRI or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or QRI, as the case may be, assume the obligations set forth in this Section 6.11.

                  (f) Nothing in this Section 6.11 shall alter or replace the obligations of an insurer that provides coverage to the Company or QRI.

         Section 6.12. Employment Contracts. The Company represents that it has previously delivered or made available to QRI all employment, retirement, termination, severance or similar agreements with officers or other employees of the Company and its subsidiaries which are currently in effect, all of which are listed in the Company Disclosure Schedule. Section 6.12 of the Company Disclosure Schedule lists all such agreements and plans that provide for payment of amounts or awards upon consummation of a "change of control" of the Company, including all those providing for payments or awards upon consummation of the Merger. The Company has made available to QRI true, correct and complete copies of all such agreements and plans. The Company will not enter into any such agreements after the date hereof without QRI's prior written consent.

         Section 6.13.     Comfort Letters.

                  (a) If requested by QRI, the Company shall cause Deloitte and Touche LLP to deliver a letter, dated as of the date of the Proxy Statement/Prospectus and as of the Closing Date, and addressed to QRI and its Board of Directors, in form and substance reasonably satisfactory to QRI and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

                  (b) If QRI should make the request for the Company to cause Deloitte and Touche LLP to deliver the letter referred to in subparagraph (a) of this Section 6.13, QRI shall then cause Weaver & Tidwell to deliver a letter dated as of the date of the Proxy Statement/ Prospectus and as of the Closing Date, and addressed to QRI and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the

         Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

         Section 6.14.     Sales Under Rule 145 if Applicable.

                  (a) QRI will use its best efforts to comply with the reporting requirements of the Exchange Act after the Effective Time.

                  (b) Upon being informed in writing by any person who, at the Effective Time, was an officer, director or a shareholder of the Company that may be deemed to be an affiliate of the Company (within the meaning of the Exchange Act), that such person intends to sell any shares of QRI Common Stock acquired in the Merger under Rule 145 under the Exchange Act, QRI will certify in writing to such person that it has been subject to the reporting requirements of the Exchange Act for at least 90 days and it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's QRI Common Stock acquired in the Merger under Rule 145 (or will inform such person in writing that it has not filed such reports). QRI will further supply such person with any information in its possession which he may reasonably request in connection with any such proposed sale.

                  (c) If any of the certificates representing any QRI Common Stock acquired in the Merger is presented to QRI's transfer agent for registration of transfer in connection with any sale theretofore made under paragraph (d) of Rule 145, provided such certificate is duly endorsed for transfer or accompanied by a duly executed stock power and is accompanied by an opinion of counsel satisfactory to QRI that such transfer has complied with the requirements of Rule 145, QRI will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates free of any stop transfer order or restrictive legend.

         Section 6.15. Stockholder Litigation. The Company shall give QRI the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement; provided, no such settlement shall be agreed to without QRI's consent, which consent shall not be unreasonably withheld; and further provided, that no settlement requiring a payment by a director of the Company shall be agreed to without such director's consent.

                                   ARTICLE VII
                               CLOSING CONDITIONS

         Section 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

                  (b) Listing of QRI Common Stock. The AMEX shall have approved the listing, subject to official notice of issuance of the QRI Common Stock, including the QRI Common Stock to be issued in the Merger.

                  (c) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company and of QRI in accordance with the DGCL and the respective Certificates of Incorporation of the Company and QRI.

                  (d) HSR Act. The Company and QRI shall have made all filings, if any, required under the HSR Act and the applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                  (e) Company Tax Opinion. The Company shall have received from Jenkens & Gilchrist, a Professional Corporation a written opinion, dated as of the Mailing Date and as of the Closing Date, to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a tax free reorganization under Section 368(a)(1)(A) of the Code and, QRI and the Company will constitute parties to such reorganization, and a copy of such opinion shall have been delivered to QRI.

                  (f) NationsBank, N.A. and any other lenders to QRI, and Banque Paribas and any other lenders to the Company, shall have consented to the Merger under the terms of this Agreement, and the indebtedness to those lenders shall have been consolidated and restructured in such manner as to require no guaranty by anyone other than subsidiaries of QRI and the Company and to require no collateral be provided by anyone other than QRI, the Company and their respective subsidiaries, all on terms reasonably satisfactory to QRI and the Company.

                  (g)    Consents.  All consents required pursuant to Sections
         6.09 and 6.10 shall have been obtained.

         Section 7.02. Additional Conditions to Obligations of QRI. The obligations of QRI to effect the Merger and the other transactions contemplated by this Agreement are also subject to the following conditions (any or all of which may be waived by QRI in writing, in whole or in part):

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects at and as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time. QRI shall have received a certificate of the President and the Chief Executive Officer of the Company, in his capacity as such, dated the Closing Date, to the effect that each of the representations and warranties of the Company contained in this Agreement were true and correct in all material respects as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time. QRI shall have received a certificate of the President and the Chief Executive Officer of the Company, in his capacity as such, dated the Closing Date, to such effect.

                  (c) Consents. All consents, authorizations, orders and approvals of, or filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL in connection with the Merger and the Company shall have obtained all consents, authorizations, waivers and approvals required from third parties required under all material agreements and instruments by reason of the Merger and the consummation of the transactions contemplated hereby.

                  (d) No Governmental Proceedings or Litigation. There shall not be pending or threatened any action, proceeding, claim or counterclaim by any Governmental Entity or by any third party which seeks to or would (i) prohibit or restrict the consummation of the Merger, (ii) require the disposition of or the holding separate of any of the stock or assets of the Company or its subsidiaries or impose material limitations on the ability of QRI to control in any material respect the business, assets or operations of either QRI or the Company, or
         (iii) have a material adverse effect on QRI's business or materially impair the ability of the Company to perform their obligations hereunder. There shall not be pending any action, proceeding or claim by any stockholder of MSR based on the provisions of subsections (1) and (2) of Article 11 of MSR's Certificate of Incorporation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity, which (i) prohibits or restricts consummation of the Merger or the transactions contemplated hereby, (ii) requires QRI to hold separate or dispose of any of the stock or assets of the Company or its subsidiaries or imposes material limitations on the ability of QRI to control in any material respect the business, assets or operations of either QRI or the Company or (iii) has a material adverse effect on the business of QRI or on the Company and its subsidiaries or materially impairs the ability of QRI to perform its obligations hereunder.

                  (e) Affiliate Agreements. The Company shall have delivered to QRI the letter agreements called for by Section 6.04.

                  (f) Dissenting Shares. The aggregate number of Dissenting Shares held by Shareholders of the Company shall not exceed 5% of the aggregate number of shares of Company Common Stock outstanding as of the date of this Agreement.

         Section 7.03. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived by the Company in writing, in whole or in part):

                  (a)    Representations    and   Warranties.    Each   of   the
         representations and warranties of QRI contained in this Agreement shall have been true and correct in all material respects at and as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time. The Company shall have received a certificate of the President and the Chief Executive Officer of QRI, in their capacities as such, dated as of the Effective Time, to the effect that each of the representations and warranties of QRI contained in this Agreement were true and correct in all material respects as of the date made and, except as contemplated by this Agreement, at and as of the Effective Time as if made at and as of such time.

                  (b) Agreements and Covenants. QRI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time. The Company shall have received a certificate of the Chairman and Chief Executive Officer of QRI, in such capacities, dated the Closing Date, to that effect.

                  (c) Consents. All consents, authorizations, orders and approvals of, or filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL in connection with the Merger, and QRI shall have obtained all consents, authorizations, waivers and approvals required from third parties required under all material agreements and instruments by reason of the Merger and the consummation of the transactions contemplated hereby, except for such consents, authorizations, waivers and approvals where the failure to obtain such could not reasonably be expected to result in a QRI Material Adverse Effect.

                  (d) No Governmental Proceedings or Litigation. There shall not be pending or threatened any action, proceeding, claim or counterclaim by any Governmental Entity or by any third party that seeks to or would
         (i) prohibit or restrict the consummation of the Merger, (ii) require the disposition of or the holding separate of any of the stock or assets of the Company or its subsidiaries or impose material limitations on the ability of the Surviving Corporation to control in any material respect the business, assets or operations of either the Surviving Corporation or the Company, or (iii) have a material adverse effect on the Surviving Corporation's business or materially impair the ability of the Company to perform their obligations hereunder. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity, which (i) prohibits or restricts consummation of the Merger or the transactions contemplated hereby, (ii) requires QRI to hold separate or dispose of any of the stock or assets of the Company or its subsidiaries or the Surviving Corporation or imposes material limitations on the ability of QRI to control in any material respect the business, assets or operations of either QRI or the Surviving Corporation, or (iii) has a material adverse effect on the business of QRI or on the Surviving Corporation or materially impairs the ability of QRI to perform its obligations hereunder.

                  (e) Fairness Opinion. EVEREN Securities, Inc. shall have confirmed in writing to the Special Committee that on each of (i) the date of mailing of the Proxy Statement/Prospectus and (ii) the Closing Date the Merger Consideration to be paid to holders of the Company Common Stock (other than holders of shares held by Mercury Exploration, Company or the Darden family members or Affiliates thereof) is fair, from a financial point of view, to such holders as of the mailing date and the Closing Date (as applicable).


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.01. Termination. This Agreement may be terminated and the Merger hereby contemplated may be abandoned at any time notwithstanding approval of this Agreement by the stockholders of the Company and/or QRI, but prior to the Effective Time:

                  (a) by mutual written consent duly authorized by the Board of Directors of QRI and the Special Committee of the Board of Directors of the Company;

                  (b) by QRI, if there has been a material breach of the representations and warranties of the Company contained in this Agreement or if the Company has failed to comply in any material respect with any of its covenants or agreements set forth in this Agreement, and the Company shall not have cured such breach or failure within ten days of receipt of written notice thereof from QRI (a "Terminating Company Breach"); and provided, however, if such breach or failure is incapable of cure within such ten day period, such breach or failure shall constitute a Terminating Company Breach immediately upon receipt of written notice thereof from QRI;

                  (c) by the Company, if there has been a material breach of the representations and warranties of QRI contained in this Agreement or if QRI has failed to comply in any material respect with any covenant or agreement on the part of QRI set forth in this Agreement, and QRI shall not have cured such breach or failure within ten days of receipt of written notice thereof from the Company (a "Terminating QRI Breach"); and provided, however, if such breach or failure is incapable of cure within such ten day period such breach or failure shall constitute a Terminating QRI Breach immediately upon receipt of written notice thereof from the Company.

                  (d) by either QRI or the Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the


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         transactions  contemplated  hereby and such  order,  decree,  ruling or other action shall have become final and non-appealable preventing the consummation of the Merger;

                  (e) by either QRI or the Company, if the Effective Time shall not have occurred on or before January 31, 1999; provided that neither the Company nor QRI shall be entitled to terminate this Agreement pursuant to this paragraph if such party's material breach of this Agreement has been the cause of or resulted in the failure of the Effective Time to occur at or prior to such time;

                  (f) by either QRI or the Company, if at the meetings of their respective stockholders (including any adjournment thereof) called for by Section 6.01 hereof, this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of QRI and the Company required under the DGCL and their respective Certificates of Incorporation; provided, however, that QRI shall not be permitted to terminate this Agreement pursuant to this paragraph if any of the Contributing Entities and/or the members of the Darden family, or any of the Affiliates, shall have failed to comply with the voting provisions of the Voting Agreement.

                  (g) by the Special Committee, upon three (3) Business Days' prior notice to QRI, following receipt of a proposal for an Alternative Transaction with respect to the Company that the Special Committee, in the exercise of its fiduciary duty, after consideration of advice from its legal and financial advisors, has determined to be more beneficial to the Company's stockholders than the Merger (a "Superior Proposal"); provided, however, that prior to any such termination, the Company shall advise QRI in writing of the determination by the Special Committee that the Special Committee has determined that such proposal is a Superior Proposal, which notice will include a summary of such proposal. During such three (3) business day period QRI may propose to the Special Committee an Alternative Transaction, and the Special Committee shall, and shall cause its respective financial and legal advisors to, negotiate with QRI in good faith with respect to such adjustments in the terms and conditions of this Agreement so that such proposal would not constitute a Superior Proposal and thereby enable the Company to proceed with the transactions contemplated herein.

         Section 8.02.  Effect of Termination;  Remedies.  Except as provided in
Section  9.01,  Section  9.13 and  Section  8.05 of this  Agreement  and in this
Section  8.02, in the event of the  termination  of this  Agreement  pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of QRI or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement; provided, however, notwithstanding anything herein to the contrary except to the extent such breach relates to the payment of amounts owed under Section 8.05, the liability of any party for any breach (other than a willful or intentional breach) of this Agreement shall be limited to the difference of (i) $100,000 less (ii) the amount of any payments made by such party pursuant to clauses (i), (iii) and
(iv) of the last proviso of the penultimate sentence of Section 8.05(a) provided the foregoing shall not limit either party's rights under Section 9.12 to specific performance.



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         Section 8.03.  Amendment.  This Agreement may be amended by the Company and QRI by action taken by or on behalf of the Board of Directors of QRI, the Special Committee and the Board of Directors of the Company (with members of the Darden family abstaining) at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of the Company or the stockholders of QRI, any such amendment shall be subject to the provisions of Section 251 of the DGCL; and further provided, that this Agreement may not be amended unless JEDI and TCW shall have consented thereto in writing. This Agreement may not be amended except by an instrument in writing signed by the Company and QRI and with the written consent of JEDI and TCW.

         Section 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 8.05.     Fees, Expenses and Other Payments.

                  (a) All Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that the allocable share of each of QRI and the Company for all expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, and all filing fees incurred in connection with all regulatory filings made under the HSR Act, shall be one-half; further, provided, that (i) in the event that either the Company or QRI terminates this Agreement pursuant to clause (b), (e) or (f) of Section
         8.01 (except in the case of a  termination  under clause (f) of Section
         8.01 under circumstances in which this Agreement and the Merger shall fail to be approved and adopted by the Stockholders of QRI as required under QRI's Certificate of Incorporation, its stockholders agreement and the DGCL) and (A) either this Agreement has not been submitted to stockholders of the Company or the stockholders of the Company have failed to approve this Agreement by the requisite vote; (B) after the date of this Agreement but at or before the time this Agreement is so terminated, the Company or the Special Committee shall have received a proposal for an Alternative Transaction; and (C) any Alternative Transaction is consummated within one year after the date of this Agreement, the Company shall promptly pay to QRI the sum of $500,000 in cash upon the consummation of the Alternative Transaction; (ii) in the event that the Company terminates this Agreement pursuant to clause (g) of Section 8.01 the Company shall promptly pay to QRI the sum of $500,000 in cash; (iii) in the event that (A) the Company or QRI terminates this Agreement pursuant to clause (f) of Section 8.01 because the stockholders of the Company have failed to approve this Agreement by the requisite vote or (B) QRI terminates this Agreement pursuant to clause (b) of Section 8.01, or (C) the closing condition specified in clause (e) of Section 7.03 hereof shall not have been fulfilled or waived on the Closing Date, and this Agreement shall have been terminated by the Company or QRI pursuant to clause (e) of


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



         Section 8.01 by reason of such failure of condition, the Company promptly shall pay to QRI the sum of $100,000 in cash as reimbursement for an agreed upon estimate of Expenses incurred by QRI in connection with the transactions contemplated hereby, which amount shall not reduce any amounts owed, if any, to QRI pursuant to clause (i) above;
         (iv) in the event that (A) the Company or QRI terminates this Agreement pursuant to clause (f) of Section 8.01 because the stockholders of QRI shall have failed to approve this Agreement by the requisite vote required by QRI's Certificate of Incorporation, its stockholders agreement and the DGCL; or (B) the Company terminates this Agreement pursuant to clause (c) of Section 8.01, QRI promptly shall pay to the Company the sum of $100,000 in cash as reimbursement for an agreed upon amount of Expenses incurred by the Company in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, the Company and QRI acknowledge that the sole and exclusive remedy for termination of this Agreement under clause (b) or clause (c) of Section 8.01 shall be the payments provided for in clauses (iii) and (iv) and, if applicable, clause (i) of the last proviso of the preceding sentence of this Section 8.05(a), and neither QRI nor the Company shall have any liability for any other damages incurred by the other party in connection therewith, including, but not limited to consequential or special damages.

                  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section  9.01.   Effectiveness  of   Representations,  Warranties   and
Agreements.

                  (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement shall terminate at the Effective Time. This Section 9.01(b) shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

         Section 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, sent by nationally recognized overnight courier service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of


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address) or sent  by electronic transmission  to the telecopier number specified below:

                  (a)      If to QRI, to:

                                    Quicksilver Resources Inc.
                                    1619 Pennsylvania Avenue
                                    Fort Worth, Texas  76104
                                    Attention:  Chief Executive Officer
                                    Telecopier No.:  (817) 877-3829

                           with copies to:

                                    Cantey & Hanger, L.L.P.
                                    801 Cherry Street
                                    Fort Worth, Texas 76012
                                    Attn:  Sloan Blair, Esq.
                                    Telecopier No.:  (817) 877-2807

                                    Enron Capital & Trade Resources
                                    1400 Smith Street
                                    Houston, Texas  77002
                                    Attention: Gareth S. Bahlman, Esq.
                                    Telecopier: (713) 646-3393

                                    Milbank, Tweed, Hadley & McCloy
                                    601 South Figueroa, 30th Floor
                                    Los Angeles, California
                                    Attention: David A. Lamb, Esq.
                                    Telecopier No.:  (213) 629-5063

                  (b)      If to the Company, to:

                                    MSR Exploration Ltd.
                                    1619 Pennsylvania Avenue
                                    Fort Worth, Texas 76014
                                    Attention:   Vice President-Finance
                                    Telecopier No.:  (817) 322-1883

                           with copies to:

                                    Jenkens & Gilchrist
                                    a Professional Corporation
                                    1445 Ross Avenue, Suite 3200
                                    Dallas, Texas  75202-2799
                                    Attention:  L. Steven Leshin, Esq.
                                    Telecopier No.:  (214) 855-4300

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         Section 9.03. Certain Definitions.  For purposes of this Agreement, the term:

                  (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; provided that, for purposes of this Agreement, JEDI and TCW are not "Affiliates" of QRI, the Darden family, Mercury or QELC.

                  (b) "Business day" means any day other than a day on which banks in the State of New York, State of California or the State of Texas are authorized or obligated to be closed;

                  (c) "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "Environmental Laws": any all laws, rules, orders, regulations, statues, ordinances, guidelines, codes or decrees of the United States or any other nation, or any state, local, municipal or other Governmental Authority or other Laws (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  (e) "Knowledge" or "known" shall mean, with respect to any matter in question, the actual knowledge of an executive officer of the Company or QRI, as the case may be, of such matter after having made due and diligent inquiry with respect to such matter of all appropriate personnel of the party in question who would reasonably be expected to be familiar with the matter involved;

                  (f) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (g) "Proxy Statement/Prospectus" or "Joint Proxy Statement/Prospectus" shall mean a joint proxy statement/prospectus or joint information statement/prospectus included in the Registration Statement at the time the Registration Statement is declared effective under the Securities Act and meeting the requirements of Schedule 14A or Schedule 14C of the SEC's Proxy Rules promulgated pursuant to the Exchange Act;

                  (h) "Registration Statement" shall mean a registration statement of QRI on Form S-4 filed with the SEC pursuant to the Securities Act for the purpose of registering thereunder the offering and sale of the QRI Common Stock to be issued pursuant to the Merger;



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                  (i)  "Significant  Subsidiary"  means  any  subsidiary  of the
         Company or QRI, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (j) "Subsidiary" or "subsidiaries" of the Company, QRI, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, QRI, the Surviving Corporation or any such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                  (k) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

         Section 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.06. Entire Agreement. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the QRI Disclosure Schedule) constitutes the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

         Section 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         Section 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the beneficiaries of the provisions of Section 6.11 herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.


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




         Section 9.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         Section 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         Section 9.11. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 9.12. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform the provisions in accordance with their specific terms or to otherwise breach such provisions, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

         Section 9.13. Confidentiality Agreement.

                  (a) Each party hereto agrees that all Confidential Information
         (as defined below) received by such party (the "Receiving Party") from the any other party hereto (the "Disclosing Party") shall be kept confidential by the receiving party and shall not be disclosed by the receiving party in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, (and, in the case of QRI, its stockholders) officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of the receiving party (collectively, the "Receiving Party's Representatives") as need to know such information for the purpose of evaluating the Merger (it being understood that such receiving party's representatives shall be informed by the receiving party of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which the disclosing party consents in writing, (iii) Confidential Information may be disclosed by the receiving party or any receiving party's representatives to the extent that, in the opinion of counsel for the receiving party or such receiving party's representatives is legally compelled to do so, provided that, prior to making such disclosure, the party being legally compelled to disclose such information advises and consults with the disclosing party regarding such disclosure and provided further that the party being legally compelled to disclose such information discloses only that portion of the Confidential Information as is legally required, and (iv) any of such Confidential Information may be


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



         disclosed to any banks or other financial institutions or other prospective investors that may provide Financing if such banks or other financial institutions or other prospective investors agree to comply with the provisions of this Section. The term "Confidential Information", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of a receiving party from a disclosing party or its representatives, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the receiving party or any receiving party's representative, (ii) was or becomes available to the receiving party on a nonconfidential basis prior to disclosure to the receiving party or its representatives, or (iii) was or becomes available to the receiving party from a source other than the disclosing party or its representatives, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the disclosing party.

                  (b) If this Agreement is terminated, each receiving party shall promptly return, and shall use their reasonable best efforts to cause all receiving party representatives to promptly return, all Confidential Information to the disclosing party without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the receiving party or the receiving party's representatives shall be destroyed.

         Section 9.14. LIMITATION ON LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER PARTY HERETO SHALL BE LIABLE HEREUNDER FOR ANY LOSS OF PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE SOLE REMEDIES FOR BREACHES OF THIS AGREEMENT (OTHER THAN WILLFUL OR INTENTIONAL BREACHES) SHALL BE AS PROVIDED IN SECTIONS 8.02 AND 9.12.

         Section 9.15. Dispute Resolution. Notwithstanding any other provisions hereof, any disputes ("Disputes") arising out of or relating to this Agreement shall be governed by the following procedures in the following order until finally resolved:

                  (a) If a Dispute arises out of or relates to this Agreement, or the breach thereof, within 30 days of receipt of receipt of written notice of a Dispute, the parties hereto shall attempt in good faith to resolve such dispute by negotiation among senior executives of their respective companies who have authority to settle the controversy;

                  (b) If the Dispute cannot be settled through such negotiations within the 30 day period set forth in Subsection (a), the parties agree to attempt in good faith to settle the dispute by mediation within 20 days immediately following the 30 day period set forth in Subsection
         (a) in Dallas, Texas under the Commercial Mediation Rules of the American Arbitration Association.

                  (c) If the Dispute cannot be settled by such mediation, the parties agree to submit the dispute to binding arbitration in Dallas, Texas, under Texas state and applicable Federal law upon receipt of a written demand for arbitration by either of the parties setting forth the names of the other party or parties. Within 15 days after such commencement, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within 10 days of appointment. If the arbitrators fail to select a third arbitrator, then the American Arbitration Association shall select the third arbitrator (such arbitrators that are selected pursuant to this Section 9.15(c) shall be referred to herein as the "Arbitrators"). Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the state of Texas could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but excluding any punitive or consequential damages. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth business day following the commencement of the arbitration, propose to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable. The Arbitrators' decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. Notwithstanding anything in this subsection (c) to the contrary, the losing party in a Dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       QUICKSILVER RESOURCES INC.



                                        By:  /s/ Glenn Darden
                                             -----------------------------------
                                             Name:  Glenn Darden
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------



                                        MSR EXPLORATION LTD.



                                        By:  /s/ Howard Boals
                                             -----------------------------------
                                             Name:  Howard Boals
                                                  ------------------------------
                                             Title: Vice President
                                                  ------------------------------

                                    EXHIBIT A

       Form of Certificate of Incorporation of Quicksilver Resources Inc.

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           QUICKSILVER RESOURCES INC.

         Quicksilver Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates, integrates, and amends the provisions of the Corporation's Certificate of Incorporation as originally filed on December 18, 1997, omitting such matters as may be omitted pursuant to the provisions of Section 245(c) of the General Corporation Law of the State of Delaware. Notice of the adoption of this Restated Certificate of Incorporation has been given to all nonconsenting stockholders of the Corporation in accordance with Section 228(d) of the Delaware General Corporation Law.

         FIRST:   The name of the Corporation is Quicksilver Resources Inc.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New
                           Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 50,000,000, divided into the following:
                           40,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01) per share (the "Preferred Stock").

                           The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.

         FIFTH:            The Corporation is to have perpetual existence.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                           To  make,   alter  or  repeal  the   by-laws  of  the
                           Corporation.

         SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article Nine, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH: To the fullest extent permitted by applicable law, the Corporation shall indemnify any officer or director as set forth in the bylaws of the Corporation, pursuant to Section 145 of the Delaware General Corporation Law.

         In witness whereof the Corporation has caused this Restated Certificate of Incorporation to be signed by its authorized officer this _____ day of _____________, 1998.

                                     QUICKSILVER RESOURCES INC.


                                     By:
                                             -----------------------------------
                                     Name:
                                             -----------------------------------
                                     Title:
                                             -----------------------------------






THE STATE OF TEXAS

COUNTY OF TARRANT

         This instrument was acknowledged before me on the _____ day of ______________, 1998, by _____________________, ____________________ of
Quicksilver  Resources  Inc.,   a  Delaware  corporation,   on  behalf  of  said
corporation.


                                             -----------------------------------
                                             Notary Public, State of Texas

My Commission Expires:


---------------------------------

                                    EXHIBIT B

                  Form of Bylaws of Quicksilver Resources, Inc.

                                     BY-LAWS
                           QUICKSILVER RESOURCES INC.


                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1998, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors, the Chairman of the Board or the President. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         Section 6. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the .adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. Organization. At each meeting of the stockholders, the Chairman of the Board or the President, determined as provided in Article V of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of incorporation, or these By-Laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 10. Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

         Section 11. Actions Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may by taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these ByLaws directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than one (1) or more than eight (8). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 4 and 5 of this
Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot.

         Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote by written ballot of a majority in voting interest of the stockholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose or otherwise. The vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 5 of this Article III.

         Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on 24 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the Meeting, until a quorum shall be present.

         Section 11. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such Committee. The Board of Directors may also likewise provide that the corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                             COMMITTEES OF DIRECTORS

         Section 12. Executive Committee; How Constituted and Powers. The Board of Directors, by majority vote of the whole Board of Directors, may designate an Executive Committee consisting of three of the directors of the Corporation. Subject to the provisions of Section 141 of the Delaware General Corporation Law, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall have the power at any time, by majority vote of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

         Section 13. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

         Section 14. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

         Section 15. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of .business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

         Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of
Incorporation, and these By-Laws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such E committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors. shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         Section 17. Alternate Member of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 18. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.


                                     GENERAL

         Section 19. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

         Section 3. When Notice Unnecessary. Whenever, under the provisions of the Act, the Certificate of Incorporation or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

         (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

         (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period, have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.


                                    ARTICLE V
                                    OFFICERS

         Section 1. Elected and Appointed Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, and a Treasurer, and, if the Board of Directors so elects, a Chairman of the Board (who shall be a director) and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

         Section 2. Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section I of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

         Section 5.  Duties of the  Chairman of the Board.  The  Chairman of the
Board, if one be elected, shall be the chief executive officer of the Corporation and shall have all of the powers and duties as are provided for the chief executive officer of the Corporation as specified in Section 6 below, in the absence of any person designated and elected to be the Chairman of the Board, and shall preside when present at all meetings of the Board of Directors and at all meetings of the stockholders. In addition, he shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

         Section 6. Duties of the President. In the absence of any person designated and elected to be the Chairman of the Board, The President shall be the chief executive officer of the Corporation and, subject to the provisions of these By-Laws, shall have the general supervision of the affairs of the Corporation and shall have general and active control of all of its business. He shall preside, when present, at all meetings of stockholders and all meetings of the Board of Directors, except when the Chairman of the Board presides and as may otherwise be provided by statute or by the By-Laws. The chief executive officer shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. The chief executive officer shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of the By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the chief executive officer; and, in general, to exercise all powers and authority usually appertaining to the chief executive officer of a corporation and except as otherwise provided in these By-Laws. The

President shall advise and counsel the Chairman of the Board and the officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors and the Chairman of the Board.

         Section 7. Duties of Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         Section 8. Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

         Section 9. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         Section 10. Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

         Section 11. Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall. render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 12. Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant
Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other .powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

         Section 13. Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 14. Duties of Assistant Controller. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. Actions other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or, matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification under Sections 2, 3 and 4, or any .advance under Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under sections 2, 3 or 5 of this Article VI, a determination is reasonably and promptly made by the Board of Directors by majority vote of a quorum consisting of disinterested directors that such Corporate Functionary acted in a manner set forth in such Sections as to justify the corporation in not indemnifying or making an advance of expenses to the corporate Functionary. If no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VI shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         Section 7. Other Rights and Remedies. The indemnification and advancement of expenses or provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses or may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these by-laws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         Section 9. Mergers. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so .that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent Jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.


                                   ARTICLE VII
                         CERTIFICATES REPRESENTING STOCK

         Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in
Section 202 of the General Corporation Law of the State of Delaware; in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and (i) not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting, or (iii) not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the corporation, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE IX
                                   AMENDMENTS

         These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting.

                                    EXHIBIT C

                           Form of Affiliate Agreement

                           COMPANY AFFILIATE AGREEMENT

         AGREEMENT (hereinafter referred to as the "Agreement") entered into as of _________, 1998, between Quicksilver Resources Inc., a Delaware corporation (hereinafter referred to as the "Acquiror"), and the stockholder (the "Stockholder") of MSR Exploration Ltd., a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Acquiror and the Company, propose to enter, or have entered into an Agreement and Plan of Merger and Reorganization expected to be dated, or dated _______, 1998 (hereinafter referred to as the "Merger Agreement"), pursuant to which the Company will be merged into Acquiror (the "Merger"); and

         WHEREAS, upon the consummation of the Merger and in connection therewith, the Stockholder will become the owner of shares of Common Stock of Acquiror (hereinafter referred to as the "Acquiror Shares").

         NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement, and hereinafter in this Agreement, it is hereby agreed as follows:

         1.       The Stockholder hereby agrees that:

                  (a) It or he may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), of the Commission.

                  (b) He agrees not to offer, sell, pledge, transfer or otherwise dispose of any of the Acquiror Shares unless at that time either:

                           (i)      such transaction shall be permitted pursuant
to the provisions of Rule 145(d) under the Securities Act;

                           (ii)     counsel    representing   the   Stockholder,
satisfactory to the Acquiror, shall have advised the Acquiror in a written opinion letter satisfactory to the Acquiror and the Acquiror's counsel and upon which the Acquiror and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

                           (iii) a registration  statement  under the Securities
Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus under the Securities Act, shall be effective under the Securities Act; or

                           (iv)  an authorized representative  of the Commission
shall have rendered written advice to the Stockholder (sought by the Stockholder or counsel to the Stockholder, with a copy thereof and of all other related communications delivered to the Acquiror) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed sale, transfer or other disposition if consummated.

         The Stockholder understands that the Acquiror is under no obligation to register the sale, transfer or other disposition of the Acquiror Common Stock by the Stockholder on its behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

                  (c) Until a public sale of the Acquiror Shares represented by such certificate has been made in compliance with one of the alternative conditions set forth in the subparagraphs of paragraph (b) of this Section 1, all certificates representing the Acquiror Shares deliverable to the Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows:

                  "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in compliance with paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate as hereinabove provided.

                  (d)  The   Stockholder   will  observe  and  comply  with  the
Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge or transfer or other disposition of the Acquiror Shares or any part thereof.

         2. From and after the Effective Time of the Merger and for so long as necessary in order to permit the Stockholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will use its best efforts to make publicly available the information regarding itself referred to in paragraph
(c)(2) of Rule 144) in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

         3. The Stockholder agrees that it or he will not perfect any dissenter's appraisal rights under the Certificate of Incorporation or the Appraisal Provisions (as defined in the Merger Agreement)

         4. The Stockholder represents that it or he knows of no plan (written or oral) pursuant to which the stockholders of the Company intend to sell or otherwise dispose of any Acquiror Shares to be received by them pursuant to the Merger Agreement which would reduce their holdings of such Acquiror Shares to an amount having in the aggregate a value at the time of the Merger of less than 50% of all Common Stock of the Company outstanding prior to the Merger.

         5. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

         6. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Agreement) mailed by registered or certified mail, postage prepaid, as follows:

         If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

         If to Acquiror:

         To:

         Quicksilver Resources Inc.
         1619 Pennsylvania Drive
         Fort Worth, Texas  76104

or to such other address as any party hereto or any Stockholder may designate for itself by notice given as herein provided

         7. For the convenience of the parties hereto this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.

         8. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         9. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   Stockholder:


                                   ---------------------------------------------
                                                     [signature]

                                   ---------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------
                                                [print name and address]

Accepted and agreed to as of
______________, 1998.

                                    Acquiror:

                                    QUICKSILVER RESOURCES INC.


                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Title:
                                             -----------------------------------